EXHIBIT 4.20

EXECUTION COPY

Vitro Envases Norteamérica, S.A. de C.V.

U.S. $170,000,000
10.75% Senior Secured Guaranteed Notes Due 2011

Purchase Agreement

July 16, 2004

Citigroup Global Markets Inc.
As Representative of the Initial Purchasers
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Vitro Envases Norteamérica, S.A. de C.V., a corporation organized under the laws of Mexico (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom Citigroup Global Markets Inc. (the “Representative”) is acting as representative, U.S.$170,000,000 principal amount of its 10.75% Senior Secured Guaranteed Notes Due 2011 (the “Securities”). The Securities are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date, between the Company and The Bank of New York, as trustee (the “Trustee”). To the extent there are no additional parties listed on Schedule I other than the Representative, the term Representative as used herein shall mean the Representative in its capacity as the Initial Purchaser. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 22 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated July 1, 2004 (as amended or supplemented at the date thereof, including any and all exhibits thereto, and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated July 16, 2004 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

1.  Representations and Warranties. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

(a)  The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein.

(b)  None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to which the Company makes no representation) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.

(c)  None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to which the Company makes no representation) has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Company, its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers, as to which the Company makes no representation) has complied with the offering restrictions requirement of Regulation S.

(d)  The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(e)  The Company is a “foreign issuer” (as defined in Regulation S).

(f)  The Company has been advised by the NASD’s PORTAL Market that the Securities have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

(g)  No registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum.

(h)      The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.

(i)  The Company has not paid or agreed to pay to any Person any compensation for soliciting another to purchase the Securities (except as contemplated in this Agreement).

(j)  None of the Company, its Affiliates or any of its or their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities to or by the Initial Purchasers.

(k)  It is not necessary, in connection with the offer and issuance of the Securities in the manner contemplated by the Final Memorandum and this Agreement to qualify the Indenture under the Trust Indenture Act.

(l)  Annex A sets forth all of the subsidiaries of the Company (each a “Subsidiary”) and the Company’s equity interest in such entity as of the Execution Time and on the Closing Date. The Subsidiaries listed on Annex B attached hereto are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of the Regulation S-X under the Act). Upon the closing of the purchase and sale of the Securities, the Company directly or through one of its Subsidiaries will acquire all of the capital stock of Vitro Packaging, Inc. (“Vitro Packaging”) and shares of capital stock representing 49.7% of the capital stock of Empresas Comegua, S.A. (“Comegua”). Each of the Company and its Subsidiaries has been duly incorporated, is validly existing under the laws of the jurisdiction in which it was incorporated and, where applicable, is in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(m)  Except as otherwise set forth in the Final Memorandum, (i) all the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) all outstanding shares of capital stock of the Subsidiaries of the Company are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any security interest, claim, lien or encumbrance.

(n)  The statements in the Final Memorandum under the headings “Certain Income Tax Considerations”, “Description of the Notes”, “Business - Legal Proceedings”, and “Business - Environmental Matters” fairly summarize the matters therein described.

(o)  This Agreement has been duly authorized, executed and delivered by the Company; each of the Master Collateral and Intercreditor Agreement and the other Collateral Documents has been duly authorized by each of the Company and any Grantor Subsidiary which is a party thereto and, assuming due authorization, execution and delivery by each of the parties thereto (other than the Company or any Grantor Subsidiary), when executed and delivered, will constitute a legal, valid and binding instrument enforceable against each of the Company and any Grantor Subsidiary which is a party thereto in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Indenture has been duly authorized by the Company and each Note Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and each Note Guarantor, will constitute a legal, valid, binding instrument enforceable against the Company and each Note Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Securities have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(p)  Each of the Company and the Grantor Subsidiaries has all requisite corporate power and authority, and has taken all requisite corporate or other actions necessary to execute, deliver and perform its respective obligations under each of this Agreement, the Collateral Documents, the Indenture and the Securities to which it is a party. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture, the Collateral Documents and the Securities, except such as may be required under (i) the blue sky laws of any jurisdiction in which the Securities are offered and sold, (ii) the rules of the National Securities Registry (Registro Nacional de Valores) of the National Securities and Banking Commission (Comisión Nacional Bancaria y de Valores), (iii) the filing of UCC financing statements in the requisite U.S. jurisdictions in order to perfect those security interests granted by the Collateral Documents that may be perfected by filing a UCC financing statement in a U.S. jurisdiction, (iv) the filing of a UCC termination statement with the Secretary of State of the State of Delaware relating to the accounts receivable and inventory of Vitro Packaging, (v) the registration of the non-possessory pledge agreements relating to the accounts receivable (except for the accounts receivable of certain Mexican Grantor Subsidiaries which are excluded), inventory and machinery and equipment of the Mexican Grantor Subsidiaries in the Public Registry of Commerce (Registro Publico de Comercio) of the state within Mexico where the corresponding Mexican Grantor Subsidiary has its corporate domicile, (vi) the registration of Mortgages relating to real estate of Mexican Grantor Subsidiaries in the Public Registry of Property (Registro Publico de la Propiedad) corresponding to the location of the mortgaged real estate, and (vii) any filings relating to the pledge of the Comegua shares.

(q)      None of the execution and delivery of the Indenture, the Collateral Documents, or this Agreement, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the estatutos sociales or comparable constituting documents of Vitro, S.A. de C.V., the Company or any of their Subsidiaries, except for the requirement in the estatutos sociales of Vitro, S.A. de C.V. that any sale of shares of a subsidiary engaged in the production of glass requires the approval of Vitro, S.A. de C.V.’s shareholders, as disclosed in the Final Memorandum; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument (other than the Collateral Documents) to which Vitro, S.A. de C.V., the Company or any of their Subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Vitro, S.A. de C.V., the Company or any of their Subsidiaries or any of its or their properties.

(r)  None of the execution and delivery of the Vitro Packaging Merger Agreement, or the consummation of any other of the transactions therein contemplated, or the fulfillment of the terms thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (a) the estatutos sociales or comparable constituting documents of Vitro Packaging, the Company or any of its Subsidiaries; (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument (other than the Collateral Documents) to which Vitro Packaging, the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject; or (c) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Vitro Packaging, the Company or any of its Subsidiaries or any of its or their properties.

(s)  None of the execution and delivery of the Comegua Share Purchase Agreement, or the consummation of any other of the transactions therein contemplated, or the fulfillment of the terms thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (a) the estatutos sociales or comparable constituting documents of Comegua, the Company or any of their Subsidiaries; (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument (other than the Collateral Documents) to which Comegua, the Company or any of their Subsidiaries is a party or bound or to which its or their property is subject; or (c) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Comegua, the Company or any of their Subsidiaries or any of its or their properties.

(t)      The audited combined financial statements and schedules of the Company, Vitro Packaging, Comegua and their respective consolidated subsidiaries, included or incorporated by reference in the Final Memorandum fairly present their combined financial condition, results of operations and cash flows as of the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles in Mexico applied on a consistent basis throughout the periods involved (except as otherwise noted therein);

the selected financial data set forth under the caption “Selected Combined Financial Information” in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included or incorporated by reference therein.

(u)  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Collateral Documents, or the Indenture, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(v)  On and as of the Closing Date, all representations made in the Collateral Documents entered into on or prior to the date hereof are true and correct and the Company and the Grantor Subsidiaries are in compliance with all of their respective covenants and obligations under the Collateral Documents entered into on or prior to the date hereof.

(w)  Each of the Company and its Subsidiaries has good and marketable title in fee simple to all real property purported to be owned by it and owns all of its personal property purported to be owned by it, in each case, free and clear of all liens, encumbrances, claims and defects except (i) in the case of Collateral (or property in respect of which the Company or any of its Subsidiaries has agreed in the Master Collateral and Intercreditor Agreement to use reasonable best efforts to create a perfected security interest after the Closing Date), Collateral Permitted Liens or as described in the Final Memorandum (exclusive of any amendment or supplement thereto), (ii) the liens, claims and defects securing the obligations under the Glass Containers Credit Facility, which liens shall be terminated at the Closing Date, and liens created in connection with the sale of accounts receivables under the Factoring Agreement for the Purchase and Sale of Accounts Receivables dated as of August 4, 2000 (the "Transamerica Facility"), among Transamerica Commercial Finance Corporation and certain Subsidiaries, as amended and (iii) in the case of all other property of the Company or its Subsidiaries, any that are not material. The Collateral Permitted Liens do not and will not materially and adversely affect the value of the Collateral.

(x)  Neither the Company nor any of its Subsidiaries is in violation or default of (i) any provision of its estatutos sociales or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than violations and defaults with respect to clauses (ii) and (iii) which individually and in the aggregate are not material to the Company and its Subsidiaries, taken as a whole, or to the holders of the Securities.

(y)  Deloitte Touche Tohmatsu, who have certified the combined financial statements of the Company, Vitro Packaging, Comegua and their respective consolidated subsidiaries and delivered their report with respect to the audited combined financial statements and schedules included or incorporated by reference in the Final Memorandum, are independent public accountants with respect to the Company, Vitro Packaging and the Note Guarantors within the meaning of generally accepted accounting principles in Mexico.

(z)  There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company to the Initial Purchasers of the Securities, other than any paid by the Company.

(aa)  Each of the Company and its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except (i) for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and (ii) as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(bb)  No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect or as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(cc)  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance in all material respects with the terms of such policies and instruments; there are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(dd)     No subsidiary of the Company is currently prohibited or otherwise restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company, from paying any fees or other amounts in account for services or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except (i) under Section 10.2.1 of the Transamerica Facility, and (ii) as described in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(ee)  The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, other than such licenses, certificates, permits or other authorization the failure of which to possess would not have a Material Adverse Effect; neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(ff)  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in Mexico and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg)  The Company has no reason to believe that the statistical and market-related data included in the Final Memorandum are based on or derived from sources that are not reliable and accurate in all material respects.

(hh)  The Company and its Subsidiaries (i) are in compliance with any and all applicable Mexican and foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except, in the case of clauses (i) through (iii), where such non-compliance with Environmental Laws, permits, licenses or other approvals, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto). Except as set forth in the Final Memorandum, neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ii)  In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its

Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in the Final Memorandum (exclusive of any amendment or supplement thereto).

(jj)  None of the Company, its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its Subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kk)  The Company and its Subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Final Memorandum to be conducted, except where the failure to own, possess, license or have other rights to use such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Final Memorandum, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any of the Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim. Except as set forth in the Final Memorandum, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim.

(ll)  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm)  None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

2.  Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 93.816% of the principal amount thereof, plus accrued interest, if any, from July 16, 2004 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3.  Delivery and Payment.  Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on July 23, 2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of the Depository Trust Company unless the Representative shall otherwise instruct.

4.  Offering by Initial Purchasers.  (a)  Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b)  Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i)   it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons, (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering except:

(A)    to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B)       in accordance with Rule 903 of Regulation S;

(ii)  neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii)  in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;

(iv)  neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v)  it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company;

(vi)  it and its Affiliates have complied and will comply with the offering restrictions requirement of Regulation S;

(vii)  at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Additional restrictions on the offer and sale of the Securities are described in the offering memorandum for the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.”

(viii)  it has not offered or sold and, prior to the date six months after the date of issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

(ix)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which section 21(1) of the FSMA does not apply to the Company;

(x)  it is an “accredited investor” (as defined in Rule 501(a) of Regulation D); and

(xi)  it understands that no action has been or will be taken by the Company that would permit a public offering or possession or distribution of the Preliminary Memorandum or the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

5.  Agreements.  The Company agrees with each Initial Purchaser that:

(a)  The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b)  The Company will not amend or supplement the Final Memorandum, without, prior to such amendment or supplement, furnishing to the Representative a copy of such proposed amendment or supplement for review, and the Company will not distribute any such proposed amendment or supplement to which the Representative reasonably objects.

(c)  If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representative of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(d)  The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may designate (including Japan, the Netherlands and certain provinces of Canada) and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)  During the period of two years after the Closing Date, the Company will not, and will not permit any of its Affiliates to, resell any Securities that constitute “restricted securities” under Rule 144 of the Act that have been acquired by any of them.

(f)  None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(g)  None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(h)  So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(i)  None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts with respect to the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.

(j)  The Company will cooperate with the Representative and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(k)  The Company will not for a period of 180 days following the Execution Time, without the prior written consent of Citigroup, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any dollar-denominated, long-term debt securities issued or guaranteed by the Company in the international capital markets (other than the Securities).

(l)   Neither the Company nor any of its Affiliates, or its or their officers, directors or controlling persons will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities to or by the Initial Purchasers.

(m)  The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the Collateral Documents, the issuance of the Securities and the fees of the Trustee and the Collateral and Intercreditor Agent; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) admitting the Securities for trading in the PORTAL Market; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder. The Company agrees to reimburse, upon request, the Representative, on behalf of the Initial Purchasers, for all their reasonable and documented out-of-pocket expenses incurred in connection with the sale of the Securities provided for herein (including, without limitation, fees, disbursements and expenses of legal advisors for the Initial Purchasers.)

(n)  The Company will, for a period of twelve months following the Execution Time, furnish to the Representative such information concerning the business and financial condition of the Company and its Subsidiaries as the Representative may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to stockholders).

(o)  The Company will not take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.

(p)  The Company will apply the aggregate net proceeds from the offering of the Securities in the manner specified in the Final Memorandum under the heading “Use of Proceeds”.

(q)   On or prior to the Closing Date, the Company directly or through one of its Subsidiaries will acquire all of the capital stock of Vitro Packaging and shares of capital stock representing 49.7% of the capital stock of Comegua as contemplated in this Purchase Agreement, the Vitro Packaging Merger Agreement and the Comegua Share Purchase Agreement.

(r)  The Company will pay all applicable recording taxes, fees, charges, cost and expenses required for the recording of the Collateral Documents on a timely basis.

6.  Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder required to be performed at or prior to the Closing Date and to the following additional conditions:

(a)  The Company shall have requested and caused Lic. Francisco Romero, the Company’s in-house counsel, to furnish to the Representative his opinion, dated the Closing Date and addressed to the Representative, in substantially the form as set forth in Exhibit A hereto.

(b)  The Company shall have requested and caused Kuri Breña, Sánchez Ugarte, Corcuera y Aznar S.C., the Company’s Mexican counsel, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, in substantially the form as set forth in Exhibit B hereto.

(c)  The Company shall have requested and caused Cravath, Swaine & Moore LLP, the Company’s U.S. counsel, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, in substantially the form as set forth in Exhibit C-1 and Exhibit C-2 hereto.

(d)  The Company shall have requested and caused Jalife, Caballero, Vázquez y Asociados, S.C., the Company’s Mexican intellectual property counsel, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, in substantially the form as set forth in Exhibit D hereto.

(e)  The Company shall have requested and caused MacMillan, Sobanski & Todd, LLC, the Company’s Ohio counsel, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, in substantially the form as set forth in Exhibit E hereto.

(f)  The Company shall have requested and caused Carstens, Yee & Cahoon, LLP, the Company’s federal patent counsel, to furnish to the Representative its opinion, dated the

Closing Date and addressed to the Representative, in substantially the form as set forth in Exhibit F hereto.

(g)  The Company shall have requested and caused de Obaldia & García de Paredes, the Company’s Panamanian counsel, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, in substantially the form as set forth in Exhibit G hereto.

(h)  The Company shall have requested and caused Richards, Layton & Finger, P.A., the Company’s special Delaware counsel, to furnish to the Representative his opinion dated the Closing Date and addressed to the Representative, in substantially the form as set forth in Exhibit H hereto.

(i)  The Company shall have requested and caused Meyer Lustenberger, the Company’s special Switzerland counsel, to furnish to the Representative his opinion dated the Closing Date and addressed to the Representative, in substantially the form as set forth in Exhibit I hereto.

(j)  The Representative shall have received from Cleary, Gottlieb, Steen & Hamilton and Haynes & Boone, S.C., counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Collateral Documents, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(k)  The Company shall have furnished to the Representative a certificate of the Company, signed by (x) the Chairman of the Board, the Chief Executive Officer or the President and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

(i)  the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)  since the date of the most recent financial statements included or incorporated by reference in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(l)  At the Execution Time and at the Closing Date, the Company shall have requested and caused Deloitte Touche Tohmatsu to furnish to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the requirements of auditing standards generally accepted in Mexico and stating in effect that:

(i)  in their opinion the audited financial statements included in the Final Memorandum and reported on by them comply as to form with generally accepted accounting principles in Mexico.

(ii)  on the basis of a reading of the latest unaudited financial statements made available by the Company, Vitro Packaging, Comegua and their respective consolidated Subsidiaries, their limited review in accordance with the standards established under Statement on Auditing Standards No. 100 of the unaudited interim financial information for the three-month periods ended March 31, 2003 and 2004, and at March 31, 2003 and 2004; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders and directors of the Company, Vitro Packaging, Comegua and their respective consolidated Subsidiaries and the audit committee of Vitro, S.A. de C.V.; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company, Vitro Packaging, Comegua and their respective consolidated Subsidiaries as to transactions and events subsequent to December 31, 2003, nothing came to their attention which caused them to believe that:

(A)     any unaudited financial information included in the Final Memorandum is not in conformity with generally accepted accounting principles in Mexico applied on a basis substantially consistent with that of the audited financial statements included in the Final Memorandum; or

(B)       with respect to the period subsequent to March 31, 2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the combined long-term or short-term debt of the Company, Vitro Packaging, Comegua and their respective Subsidiaries or combined capital stock of the Company, Vitro Packaging, and Comegua, or decreases in the combined stockholders’ equity of the Company, Vitro Packaging, Comegua, or changes in the combined working capital of the Company, Vitro Packaging, Comegua, and their respective Subsidiaries as compared with the amounts shown on the March 31, 2004 consolidated balance sheet included or incorporated by reference in the Final Memorandum, or for the period from April 1, 2004 to such specified date there were any decreases, as compared with the corresponding period in the previous years in revenues, operating income or income before income taxes or in net income of the Company, Vitro Packaging, Comegua, and their respective Subsidiaries, except in all instances for changes or decreases set forth in such letter or set forth in the Final Memorandum, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative.

(iii)  they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company, Vitro Packaging, Comegua, and their respective subsidiaries) set forth in the Final Memorandum, including the information set forth under the captions “Summary” and “Selected Combined Financial Information” and the information included under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Final Memorandum agrees with the accounting records of the Company, Vitro Packaging, Comegua, and their respective Subsidiaries, excluding any questions of legal interpretation.

The Company shall have received from Deloitte Touche Tohmatsu (and furnished to the Representatives) a report with respect to a review of unaudited interim financial information of the Company in accordance with Statement on Auditing Standards No. 100.

All references in this Section 6(l) to the Final Memorandum include any amendment or supplement thereto at the date of the applicable letter.

(m)  On the Closing Date, the Company shall have paid, or shall have caused to be paid, all outstanding obligations under the Glass Containers Credit Facility, and the agreement shall have been terminated and of no force and effect.

(n)  On the Closing Date, the Company shall have delivered to the Representative the following documents relating to the Collateral:

(i)  The Collateral Documents, duly authorized, executed and delivered by each of the Company and any Grantor Subsidiary which is a party thereto and applicable third parties other than the Mortgages and the Stock Pledge Agreements which are permitted by the Master Collateral and Intercreditor Agreement to be entered into after the Closing Date;

(ii)  Copies of UCC financing statements in favor of the Collateral and Intercreditor Agent to be filed with the Delaware Secretary of State with respect to the Collateral as defined in the Vitro Packaging Security Agreement, the Non-Possessory Pledge Agreements in appropriate form for filing with the Public Registry of Commerce and preventive notices (avisos preventivos) to be filed with the applicable public registries of property (registros públicos de propiedad), and such other documents under applicable law in each jurisdiction as may be necessary or appropriate to perfect the liens created by the Collateral Documents;

(iii)  A UCC termination statement to be filed with the Delaware Secretary of State with respect to the assets in which Vitro Packaging granted a security interest to secure the obligations under the Glass Containers Credit Facility;

(iv)  Such other certificates, opinions, documents and instruments relating to the Collateral as may have been reasonably requested by the Representative;

(v)  The Release dated as of the Closing Date between the Company and the lenders under the Glass Containers Credit Facility releasing all security interests and liens created in connection with the Glass Containers Credit Facility; and

(vi)  The executed Agency Agreements.

(o)  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto) but at or prior to the Closing Date, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (k)(ii)(B) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(p)  As of the Closing Date, the Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(q)  Subsequent to the Execution Time but at or prior to the Closing Date, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(r)  As of the Closing Date, the Company directly or through one of its Subsidiaries shall have acquired shares representing 49.7% of the capital stock of Comegua, and

Comegua shall have become a subsidiary of the Company pursuant to the terms of Comegua Share Purchase Agreement.

(s)  As of the Closing Date, the Company shall have acquired 100% of the shares of capital stock of Vitro Packaging and Vitro Packaging shall have become a subsidiary of the Company pursuant to the terms of Vitro Packaging Merger Agreement.

(t)  At or prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of U.S. counsel for the Initial Purchasers, at One Liberty Plaza, New York, NY 10006 on the Closing Date.

7.  Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Citigroup on demand for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.       Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action;

provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)  Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii), under the heading “Plan of Distribution”, (A) the first and third sentences of the third paragraph related to the terms of the offering by the Initial Purchasers, (B) the fifth sentence of the ninth paragraph related to market making by the Initial Purchasers, and (C) the 10th paragraph related to over-allotment, stabilization, and syndicate covering transactions in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.

(c)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)  In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.  Default by an Initial Purchaser.  If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10.  Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange or the Mexican Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

11.  Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.  Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the

Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to + 52 (818) 335-8319 and confirmed to it at Av. Ricardo Margain 440, Col. Valle del Campestre, 66265 San Pedro Garza García, N.L. Mexico, Attention: Departamento Jurídico.

13.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successor, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

14.  Jurisdiction. The Company and each of the Initial Purchasers agrees that any suit, action or proceeding against any party hereto brought by any other party hereto, the directors, officers, employees and agents of any such other party hereto, or by any person who controls any such other party hereto, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, and expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any party, the directors, officers, employees, Affiliates and agents of any party, or by any person who controls any party, in any court of competent jurisdiction in Mexico. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

15.  Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.  Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “$”, is of the essence. To the fullest extent permitted by law, the obligation of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with

25

the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

17.  Taxes. All payments due under this letter are to be made in U.S. dollars, free and clear of, and without deduction for, any set-off, claim or applicable taxes (with appropriate gross-up for any such taxes deducted or withheld). The Company will pay such additional amount as will result in the Representative receiving and retaining (after any such deduction or withholding) an amount equal to the payment that would have been due if no such deduction or withholding had been required or made. For this purpose, “taxes” means all forms of taxation, duties (including stamp duty), levies, imposts, charges and withholdings (including any related or incidental penalty, fine, interest or surcharge), whenever created or imposed, and whether required by the law of Mexico or required by the regulations of Mexico, other than taxes imposed on a Representative by reason of any present or former connection between the Representative and Mexico, or any political subdivision thereof or therein (other than as a result of entering into this Agreement and receiving payments hereunder). Each Representative agrees to cooperate with the Company and provide the Company with any documentation reasonably requested by the Company in order to reduce or eliminate the amount of taxes required to be paid on any amounts due under this Agreement.

18.  Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

19.  Entire Agreement. This Agreement constitutes the entire agreement and supercedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

20.  Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21.  Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22.  Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Agency Agreements” shall have the meaning specified in the Non-Possessory Pledge Agreements.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Citigroup” shall mean Citigroup Global Markets Inc.

“CNBV” shall mean the Mexican National Securities and Banking Commission.

“Collateral” shall have the meaning specified in the Master Collateral and Intercreditor Agreement.

“Collateral and Intercreditor Agent” shall have the meaning specified in the Master Collateral and Intercreditor Agreement.

“Collateral Documents” shall have the meaning specified in the Master Collateral and Intercreditor Agreement.

“Collateral Permitted Liens” shall have the meaning specified in the Master Collateral and Intercreditor Agreement.

“Comegua Share Purchase Agreement” shall mean the Share Purchase Agreement dated as of May 31, 2004, between Vitrosa Holding Ltd. and Centro de Tecnologia Vidriera Ltd.

“Commission” shall mean the Securities and Exchange Commission.

“Deloitte Touche Tohmatsu” shall mean Galaz, Gomez-Morfin, Chavero, Yamazaki, S.C., a member firm of Deloitte & Touche International.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Glass Containers Credit Facility” shall mean the Loan Agreement dated as of August 14, 2001, between HSBC Bank USA, as lender, and Compañía Vidriera, S.A. de C.V., as borrower.

“Grantor Subsidiaries” shall have the meaning specified in the Master Collateral and Intercreditor Agreement.

“Indenture” shall mean the Indenture dated as of the Closing Date, among the Company, the Note Guarantors and The Bank of New York as Trustee, as such may be amended from time to time.

“Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Master Collateral and Intercreditor Agreement” shall mean the Master Collateral and Intercreditor Agreement dated as of the Closing Date, among HSBC Bank USA, as Collateral and Intercreditor Agent, The Bank of New York, as Trustee for the Noteholders (as defined therein), the Company, as issuer of the Notes (as defined therein) and grantor of Collateral under the Collateral Documents (as defined therein), and the Grantor Subsidiaries listed on Schedule I thereto or becoming a party to the agreement from time to time.

“Mortgage” shall have the meaning specified in the Master Collateral and Intercreditor Agreement.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Note Guarantors” shall have the meaning specified in the Indenture.

“Non-Possessory Pledge Agreements” shall have the meaning specified in the Master Collateral and Intercreditor Agreement.

“Persons” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or agency or political subdivision thereof.

“PORTAL” shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Stock Pledge Agreement” shall have the meaning specified in the Master Collateral and Intercreditor Agreement.

“Trust Indenture Act” shall mean the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“UCC” shall mean the Uniform Commercial Code as in effect in the state of New York.

“Vitro Packaging Merger Agreement” shall mean the Agreement and Plan of Merger dated May 17, 2004 between Vitro Packaging Inc. and VENA Acquisition Corp.

“Vitro Packaging Security Agreement” shall mean the Security Agreement dated as of the Closing Date between Vitro Packaging and the Collateral and Intercreditor Agent.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

Vitro Envases Norteamérica, S.A. de C.V.

By:___________________________
Name:
Title:

Vitro Envases Norteamérica, S.A. de C.V.

By:___________________________
Name:
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.

By: Citigroup Global Markets Inc.

By:__________________________
Name:
        Title:

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased
Citigroup Global Markets Inc.	U.S.$170,000,000

Total	U.S.$170,000,000

Annex A

Subsidiary	Equity Interest At Execution Time	Equity Interest At Closing Date
1. Compañía Vidriera, S.A. de C.V.	99.9%	99.9%
2. Vidriera Guadalajara, S.A. de C.V.	99.9%	99.9%
3. Vidriera Los Reyes, S.A. de C.V.	99.9%	99.9%
4. Vidriera México, S.A. de C.V.	99.9%	99.9%
5. Vidriera Mexicali, S.A. de. C.V.	99.9%	99.9%
6. Vidriera Monterrey, S.A. de C.V.	99.9%	99.9%
7. Vidriera Queretaro, S.A. de C.V.	99.9%	99.9%
8. Vidriera Toluca, S.A. de C.V.	99.9%	99.9%
9. Vitro Packaging, Inc.	0.0%	100.0%
10. Centro de Tecnología Vidriera Ltd.	100.0%	100.0%
11. Vitro Europa Ltd.	100.0%	100.0%
12. Vidrio Lux, S.A.	100.0%	100.0%
13. Industria del Alcali, S.A. de C.V.	99.9%	99.9%
14. Fabricación de Maquinas, S.A. de C.V.	99.9%	99.9%
15. Servicios Integrales de Envasado, S.A. de C.V.	99.9%	99.9%
16. Procesadora de Materias Primas Industrializables, S.A. de C.V.	99.9%	99.9%
17. VGD Soluciones Integrales de Diseño, S.A. de C.V.	99.9%	99.9%
18. Empresas Comegua, S.A.	0.0%	49.7%
19. Fomento Industrial Centroamericano, S.A.	0.0%	49.7%
20. Trentino Holding Corp.	0.0%	49.7%
21. Vidriera Guatemalteca, S.A.	0.0%	49.7%
22. Sílice de Centroamérica, S.A.	0.0%	49.7%

Subsidiary	Equity Interest At Execution Time	Equity Interest At Closing Date
23. Sílice de Costa Rica, S.A.	0.0%	49.7%
24. Vidriera Centroamericana, S.A.	0.0%	49.7%
25. Distribuidora Industrial y Comercial de Centroamérica, S.A. (Costa Rica)	0.0%	49.7%
26. Cerámica Florentina, S.A.	0.0%	49.7%
27. Industria Centroamericana de Tapas, S.A.	0.0%	49.7%
28. Distribuidora Industrial y Comercial de Centroamérica, S.A. (Guatemala)	0.0%	49.7%
29. Proveedora Centroamericana Industrial y Comercial, S.A.	0.0%	49.7%
30. Envases de Borosilicato y Plastico, S.A.	0.0%	49.7%
31. Vidrio de Exportación, S.A.	0.0%	49.7%

Annex B

 Significant Subsidiaries

1.	Compañía Vidriera, S.A. de C.V.
2.	Industria del Alcali, S.A. de C.V.
3.	Empresas Comegua, S.A. de C.V.
4.	Vitro Packaging, Inc.

Schedule of Exhibits

Exhibit A: Opinion of Company’s In-House Counsel

Exhibit B: Opinion of Company’s Mexican Counsel

Exhibit C-1: Opinion of Company’s U.S. Counsel

Exhibit C-2: 10b-5 Letter of Company’s U.S. Counsel

Exhibit D: Opinion of Company’s Mexican Intellectual Property Counsel

Exhibit E: Opinion of Company’s Ohio Counsel

Exhibit F: Opinion of Company’s U.S. Federal Patent Counsel

Exhibit G: Opinion of Company’s Panamanian Counsel

Exhibit H-1: Opinion of Company’s Special Delaware Counsel (Pre-Merger)

Exhibit H-2: Opinion of Company’s Special Delaware Counsel (Post-Merger)

Exhibit I: Opinion of Company’s Special Switzerland Counsel

Exhibit A

/●/, 2004

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Re. Vitro Envases Norteamerica, S.A. de C.V.$/●/ Aggregate Principal
Amount of /●/% Senior Secured Guaranteed Notes due 2011

Ladies and Gentlemen:

I am the General Counsel of Vitro Envases Norteamerica, S.A. de C.V., a Mexican corporation (sociedad anónima de capital variable) (the "Company"), and in that capacity, have acted as counsel to the Company in connection with the purchase by Citigroup Global Markets Inc. (the “Initial Purchaser”) from the Company of $/●/ aggregate principal amount of the Company's /●/% Senior Secured Guaranteed Notes due 2011 (the “Notes”) pursuant to the Purchase Agreement dated as of /●/, 2004 (the “Purchase Agreement”), between the Company and the Initial Purchaser.

In that connection, I have examined and relied upon originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including:

(a)        the Offering Memorandum dated /•/, 2004 (the “Offering Memorandum”), relating to the Notes,

(b)    an executed version of the Purchase Agreement,

(c)    an executed version of the Indenture dated as of /•/, 2004 (the “Indenture”), between the Company, its subsidiary guarantors (the “Guarantors”) and The Bank of New
         York, as trustee (the "Trustee"),

(d)    the form of the Notes;

(e)     an executed version of the Master Collateral and Intercreditor Agreement dated as of ______, 2004 (the “Master Collateral and Intercreditor Agreement”) among the
         Company, the Grantors as defined therein, HSBC Bank USA as Collateral and Intercreditor Agent, and such other Secured Parties (as defined therein) as shall, form time to time, become party thereto;

(f)   executed versions of the non-possessory pledge agreements (contratos de prenda sin transmisión de posesión) dated as of ________, 2004, entered into by each of Compañía Vidriera, S.A. de C.V., Fabricación de Máquinas, S.A. de C.V., Industria del Alcali, S.A. de C.V., Procesadora de Materias Primas Industrializables, S.A. de C.V., Vidriera Monterrey, S.A. de C.V., Vidriera Guadalajara, S.A. de C.V., Vidriera Querétaro, S.A. de C.V., Vidriera Toluca, S.A. de C.V. and Vidriera Los Reyes, S.A. de C.V., with HSBC Bank USA, as Collateral and Intercreditor Agent (collectively, the Non-Possessory Pledge Agreements);

(g)   the forms of mortgage instrument (hipoteca) attached as Exhibit “F” to the Master Collateral and Intercreditor Agreement and Mexican stock pledge agreement (contrato de prenda de acciones) attached as Exhibit “G” to the Master Collateral and Intercreditor Agreement (together with the Non-Posessory Pledge Agreements collectively the “Mexican Collateral Documents”);

(h)   the form of stock pledge agreement (contrato de prenda mercantil), to be entered into by and between Centro de Tecnología Vidriera Ltd. and the Collateral and Intercreditor Agent, with respect to shares issued by Empresas Comegua, S.A. attached as Exhibit “G-2” to the Master Collateral and Intercreditor Agreement (the “Comegua Pledge Agreement”), and

(i)  such other documents and certificates as I have deemed necessary or convenient for purposes of this opinion.

The Purchase Agreement, the Indenture, the Notes, the Master Collateral and Intercreditor Agreement and the Non-Possessory Pledge Agreements are collectively referred to as the “Transaction Documents”. Capitalized terms used herein without definition shall have the definition assigned to them in the Purchase Agreement.

In rendering the opinions contained herein, I have assumed, without independent investigation or verification: (a) that each of the parties to the Transaction Documents (other than the Company and its Mexican Subsidiaries) is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, and has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents, (b) that each of the parties to the Transaction Documents (other than the Company and its Mexican Subsidiaries) has duly authorized, executed and delivered the Transaction Documents, (c) that each of the parties to the Transaction Documents (other than the Company and its Mexican Subsidiaries) has the legal power to act in the capacity or capacities in which it is to act thereunder and to deliver and perform its obligations thereunder, (d) that each of the Transaction Documents constitutes a legal, valid and binding obligation of each of its respective parties and is enforceable under the laws of each jurisdiction (other than, in the case of the Company and its Mexican Subsidiaries, the United Mexican States (“Mexico”)) to which the Transaction Documents and any of the parties thereto may be subject, (e) the performance of, and compliance with, the covenants contained in the Transaction Documents, (f) the accuracy as to factual matters asserted on the Transaction Documents and all other certificates, opinions, documents and papers submitted to me, (g) the authenticity of all documents submitted to me as originals, (h) the conformity to the original documents of all documents submitted to me as copies and (i) the genuineness of all signatures on all documents submitted to me. I have also relied, with respect to certain factual matters, on the representations and warranties contained in the Transaction Documents and in certificates from the Company.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that:

1.  Each of the Company and its Mexican Subsidiaries has all requisite corporate power and authority, has taken all requisite corporate action and has received and is in compliance with all governmental, authorizations, approvals and orders necessary to execute, deliver and perform the Transaction Documents to which it is a party and, (a) in the case of the Company, to offer, issue, sell and deliver the Notes and (b) in the case of the Mexican Guarantors, to guarantee the Notes; no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any Mexican court or governmental agency or body is required in connection with the transactions contemplated by the Transaction Documents, except for (i) the authorization for the registration of the Notes in the Special Section of the Mexican Registro Nacional de Valores maintained by the Mexican Comisión Nacional Bancaria y de Valores, (ii) the registration of each of the Non-Possessory Pledge Agreements at the Public Registry of Commerce (Registro Público de Comercio) of the state where each corresponding Mexican Grantor has its corporate domicile, and (iii) the registration of each of the mortgage agreements (if and when executed) at the Public Registry of Property (Registro Público de la Propiedad) corresponding to the location of the mortgaged real estate.

2.  None of the issue and sale of the Notes, the execution and delivery of the Transaction Documents, the consummation of any other of the transactions contemplated by the Transaction Documents or the performance of the terms of the Transaction Documents will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or of any of its Subsidiaries (other than those created by the Non-Possessory Pledge Agreements, the mortgages and/or the stock pledge agreements, if and when executed) pursuant to, or constitute a default under, (i) the estatutos sociales or comparable constituting documents of Vitro, S.A. de C.V., the Company or its Subsidiaries chartered in Mexico; (ii) the terms of any indenture or other agreement, obligation, condition, covenant or instrument governed by the laws of Mexico to which the Company or any of its Subsidiaries is a party or bound or to which its or their respective property is subject or (iii) any statute, law, rule or regulation in Mexico or, to my knowledge, after due inquiry, any order or decree of any Mexican court, regulatory body, administrative agency, governmental body, arbitrator, instrumentality or other authority having jurisdiction over the Company, any of its Subsidiaries or any of their respective property.

3.  All of the outstanding shares of capital stock of the Company and each of the Subsidiaries of the Company chartered in Mexico have been duly authorized, validly issued and are fully paid and nonassessable, except as otherwise set forth in the Offering Memorandum. All of the outstanding shares of capital stock of the Subsidiaries of the Company chartered in Mexico are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest and, to my knowledge, after due inquiry, any other security interest, claim, lien or encumbrance, except, in each case, as otherwise set forth in the Offering Memorandum.

4.  The statements made in the Offering Memorandum under the caption "Business--Legal or Arbitration Proceedings", insofar as they purport to constitute summaries of certain legal and arbitration proceedings, under the caption "Business--Environmental Matters", insofar as they purport to constitute summaries of certain environmental matters, fairly summarize the matters therein described.

5.  To my knowledge, except as disclosed in the Offering Memorandum, there are not any pending or threatened actions, suits or proceedings before any court or governmental agency or authority or any arbitrator involving the Company or any of its subsidiaries or its or their property that is not adequately disclosed in the Offering Memorandum, except in each case, for such actions, suits or proceedings that, if the subject of an unfavorable decision, ruling or finding would not, individually or in the aggregate, have a Material Adverse Effect (as defined in the Purchase Agreement).

My opinion is subject to the following qualifications:

Absent an approval of the pledge of stock by the shareholders of Vitro, S.A. de C.V., a shareholder of Vitro, S.A. de C.V. could attempt to contest the sale of the Pledged Stock in a foreclosure, based on an alleged violation of the bylaws of Vitro, S.A. de C.V.

I am admitted to practice in Mexico, and I express no opinion as to matters governed by any laws other than the laws of Mexico. In particular, I do not purport to pass on any matter governed by the laws of the United States of America or any of its constituent States or the laws of the Republic of Panama.

To the extent that the laws of the United States or any of its constituent States, the laws of the Republic of Panama, or the intellectual property laws of Mexico may be relevant to the opinions expressed herein, I have, with your consent, relied on, assumed (without independent investigation) the correctness of, and my opinion is subject to the assumptions, qualifications and limitations contained in, the opinions dated the date hereof of (i) Cravath, Swaine & Moore LLP, special New York counsel for the Company, (ii) Carstens, Yee & Cahoon, U.S. intellectual property counsel for the Company, (iii) MacMillan, Sobanski & Todd, LLC, special Ohio counsel for the Company, (iv) Jalife, Caballero, Vázquez & Asociados, Mexican intellectual property counsel for the Company, and (v) De Obaldía & García de Paredes, special Panamanian counsel for the Company.

I am furnishing this opinion to you, as the Initial Purchaser of the Notes, solely for your benefit. This opinion may not be relied upon by any other person (including by any person that acquires the Notes from you) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Exhibit B

/●/, 2004

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Re: Vitro Envases Norteamérica, S.A. de C.V.
$/●/ Aggregate Principal Amount of
/●/% Senior Secured Guaranteed Notes due 2011

Ladies and Gentlemen:

We have acted as special outside Mexican counsel for Vitro Envases Norteamérica, S.A. de C.V., a Mexican corporation (sociedad anónima de capital variable) (the "Company") and its Mexican Subsidiaries named in Schedule 1 hereof (the “Mexican Subsidiaries”), in connection with the purchase by Citigroup Global Markets Inc. (the "Initial Purchaser"),from the Company of $/●/ aggregate principal amount of the Company's /●/% Senior Secured Guaranteed Notes due 2011 (the "Notes") pursuant to the Purchase Agreement dated as of /●/, 2004 (the "Purchase Agreement"), between the Company and the Initial Purchaser.

In that connection, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including:

(a)	the Offering Memorandum dated /•/, 2004 (the "Offering Memorandum"), relating to the Notes,

(b)	an executed version of the Purchase Agreement,

(c)	an executed version of the Indenture dated as of /•/, 2004 (the "Indenture"), between the Company, its subsidiary guarantors (the “Guarantors”) and The Bank of New York, as trustee (the "Trustee"),

(d)	the form of the Notes;

(e)
an executed version of the Master Collateral and Intercreditor Agreement dated as of ______, 2004 (the “Master Collateral and Intercreditor Agreement”) among the Company, the Grantors (as defined therein), HSBC Bank USA, as Collateral and Intercreditor Agent, and such other Secured Parties (as defined therein) as shall, form time to time, become party thereto;

(f)
executed versions of the non-possessory pledge agreements (contratos de prenda sin transmisión de posesión) dated as of ________, 2004, entered into by each of Compañía Vidriera, S.A. de C.V., Fabricación de Máquinas, S.A. de C.V., Industria del Alcali, S.A. de C.V., Procesadora de Materias Primas Industrializables, S.A. de C.V., Vidriera Monterrey, S.A. de C.V., Vidriera Guadalajara, S.A. de C.V., Vidriera Querétaro, S.A. de C.V., Vidriera Toluca, S.A. de C.V. and Vidriera Los Reyes, S.A. de C.V., with HSBC Bank USA, as Collateral and Intercreditor Agent (collectively, the Non-Possessory Pledge Agreements);

(g)
executed versions of the mercantile agency agreements (contratos de commisión mercantil) dated as of_______, 2004, entered into by each of Compañía Vidriera, S.A. de C.V., Fabricación de Máquinas, S.A. de C.V., Industria del Alcali, S.A. de C.V., Procesadora de Materias Primas Industrializables, S.A. de C.V., Vidriera Monterrey, S.A. de C.V., Vidriera Guadalajara, S.A. de C.V., Vidriera Querétaro, S.A. de C.V., Vidriera Toluca, S.A. de C.V. and Vidriera Los Reyes, S.A. de C.V., with Banco Nacional de México, S.A., División Fiduciaria, integrante del Grupo Financiero Banamex, as agent of each of the above Mexican Subsidiaries and HSBC Bank USA, as Collateral and Intercreditor Agent (collectively, the “Agency Agreements”);

(h)
the forms of mortgage instrument (hipoteca) and Mexican stock pledge agreement (contrato de prenda de acciones) attached as Exhibits “F” and “G” to the Master Collateral and Intercreditor Agreement (together with the Non-Posessory Pledge Agreements collectively the “Mexican Collateral Documents”);

(i)
the form of stock pledge agreement (contrato de prenda mercantil) to be entered into by and between Centro de Tecnología Vidriera Ltd. and the Collateral and Intercreditor Agent, with respect to shares issued by Empresas Comegua, S.A. (the “Comegua Pledge Agreement”), and

(j)	such other documents and certificates as we have deemed necessary or convenient for purposes of this opinion.

The Purchase Agreement, the Indenture, the Notes, the Master Collateral and Intercreditor Agreement the Non-Possessory Pledge Agreements and the Agency Agreements are collectively referred to as the "Transaction Documents". Capitalized terms used herein without definition shall have the definition assigned to them in the Purchase Agreement.

In rendering the opinions contained herein, we have assumed, without independent investigation or verification: (a) that each of the parties to the Transaction Documents (other than the Company and its Mexican Subsidiaries) is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, and has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents, (b) that each of the parties to the Transaction Documents (other than the Company, and its Mexican Subsidiaries) has duly authorized, executed and delivered the Transaction Documents, (c) that each of the parties to the Transaction Documents (other than the Company and its Mexican Subsidiaries) has the legal power to act in the capacity or capacities in which it is to act thereunder and to deliver and perform its obligations thereunder, (d) that each of the Transaction Documents constitutes a legal, valid and binding obligation of each of its respective parties and is enforceable under the laws of each jurisdiction (other than, in the case of the Company and its Mexican Subsidiaries, the United Mexican States ("Mexico")) to which the Transaction Documents and any of the parties thereto may be subject, (e) the performance of, and compliance with, the covenants contained in the Transaction Documents, (f) the accuracy as to factual matters asserted in the Transaction Documents and all other certificates, opinions, documents and papers submitted to us, (g) the authenticity of all documents submitted to us as originals, (h) the conformity to the original documents of all documents submitted to us as copies, and (i) the genuineness of all signatures on all documents submitted to us. We have also relied, with respect to certain factual matters, on the representations and warranties contained in the Transaction Documents and in certificates from the Company.

We express no opinion as to any laws other than the laws of Mexico as currently in effect, and we assume that there is nothing in any other law that affects our opinion.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of opinion that:

1.     Each of the Company and its Mexican Subsidiaries is duly incorporated or formed and validly existing under the laws of Mexico, and has full corporate power and authority to own, lease and operate its properties and conduct its businesses as described in the Offering Memorandum.

2.     All of the outstanding shares of capital stock of the Company and each of its Mexican Subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable, except as otherwise set forth in the Offering Memorandum. All of the outstanding shares of capital stock of the Mexican Subsidiaries of the Company are owned by the Company either directly or through wholly owned Subsidiaries, to our knowledge, after due inquiry, free and clear of any security interest, claim, lien or encumbrance, except, in each case, as otherwise set forth in the Offering Memorandum.

3.     The Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

4.     The Indenture has been duly authorized, executed and delivered by the Company and the Mexican Guarantors and constitutes a legal, valid and binding obligation of the Company and such Mexican Guarantors.

5.     The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser pursuant to the Purchase Agreement, will constitute legal, valid and binding obligations of the Company.

6.     The Master Collateral and Intercreditor Agreement has been duly authorized, executed and delivered by the Company and by each Mexican Grantor and constitutes a legal, valid and binding obligation of the Company and each Mexican Grantor.

7.     Each of the Non-Possessory Pledge Agreements has been duly authorized, executed and delivered by each such Mexican Subsidiary that is a party thereto and constitutes a legal, valid, binding and enforceable obligation of each such Mexican Subsidiary, and creates a valid security interest, and, when duly recorded in the Public Registry of Commerce (Registro Público de Comercio) of the corporate domicile of each such Mexican Subsidiary, will constitute a perfected security interest, enforceable against third parties, in respect of the Collateral comprised thereby in favor of the Collateral and Intercreditor Agent securing the Secured Obligations (as defined in the Master Collateral and Intercreditor Agreement).

8.     Each of the Agency Agreements has been duly authorized, executed and delivered by each Mexican Subsidiary that is a party thereto and constitutes a legal, valid, binding and enforceable obligation of each such Mexican Subsidiary.

9.     Each of the Company and each Mexican Subsidiary has all requisite corporate power and authority, has taken all requisite corporate action and has received and is in compliance with all governmental, authorizations, approvals and orders necessary to execute, deliver and perform the Transaction Documents to which it is a party and, (a) in the case of the Company, to offer, issue, sell and deliver the Notes and (b) in the case of the Mexican Guarantors, to guarantee the Notes; no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any Mexican court or governmental agency or body is required in connection with the transactions contemplated by the Transaction Documents, except for (i) the authorization for the registration of the Notes in the Special Section of the Mexican Registro Nacional de Valores maintained by the Mexican Comisión Nacional Bancaria y de Valores, (ii) the registration of each of the Non-Possessory Pledge Agreements at the Public Registry of Commerce (Registro Público de Comercio) of the state where each corresponding Mexican Grantor has its corporate domicile, and (iii) the registration of each of the mortgage agreements (if and when executed) at the Public Registry of

Property (Registro Público de la Propiedad) corresponding to the location of the mortgaged real estate.

10.   None of the issue and sale of the Notes, the execution and delivery of the Transaction Documents, the granting of the guarantees by the Mexican Guarantors as provided in Section 10.1 of the Indenture, the consummation of any other of the transactions contemplated by the Transaction Documents or the performance of the terms of the Transaction Documents will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance (other than those created by the Non-Possessory Pledge Agreements, the Agency Agreements, the mortgages and/or the Mexican stock pledge agreements, if and when executed) upon any property or asset of the Company or of any of its Mexican Subsidiaries pursuant to, or constitute a default under, (i) the estatutos sociales or comparable constituting documents of Vitro, S.A. de C.V., the Company or its Mexican Subsidiaries, (ii) the terms of any of the agreements listed in Schedule 2 hereof, or (iii) any statute, law, rule or regulation of Mexico, applicable to the Company, any of its Mexican Subsidiaries or any of their respective property.

11.   The statements made in the Offering Memorandum under the caption “Description of Notes”, insofar as they purport to summarize the terms of the Mexican Collateral Documents or matters of Mexican law, under the Caption “Business-Legal or Arbitration Proceedings” insofar as they purport to constitute summaries of certain Mexican legal and arbitration proceedings, and under the caption “Certain Income Tax Considerations--Mexican Taxation”, insofar as they purport to describe the material Mexican income tax consequences of an investment in the Notes, fairly summarize the matters therein described.

12.   The choice of law provisions set forth in Section 15 of the Purchase Agreement, Section 12.6 of the Indenture, in the Notes, Section 11.8 of the Master Collateral and Intercreditor Agreement and in each other Transaction Document executed by the Company or its Mexican Subsidiaries are legal, valid and binding under the laws of Mexico, and we know of no reason why the courts of Mexico would not give effect to the choice of New York law as the proper law governing the Purchase Agreement, the Indenture, the Notes and the Master Collateral and Intercreditor Agreement.

13.   The Company has the legal capacity to sue and be sued in its own name under the laws of Mexico, and each Mexican Subsidiary has the legal capacity to sue and be sued in its own name under the laws of Mexico.

14.   The Company has the power to submit, and has irrevocably submitted, to the jurisdiction of any State or United States Federal court in the City of New York and the County of New York, to the extent and for the matters set forth in Section 14 of the Purchase Agreement, Section 12.6 of the Indenture, the Notes and Section 11.9 of the Master Collateral and Intercreditor Agreement. Each Mexican Subsidiary that is a party to any Transaction Document containing a submission to the jurisdiction of any State or United States Federal court in the City of New York and the County of New

York has the power to submit, and has irrevocably submitted, to the jurisdiction of such courts.

15.   The appointment by the Company of CT Corporation System as authorized agent to receive service of process in accordance with Section 14 of the Purchase Agreement, Section 12.6 of the Indenture, the Notes and Section 11.9 of the Master Collateral and Intercreditor Agreement is valid under the laws of Mexico. The appointment by any Mexican Subsidiary of CT Corporation System as authorized agent to receive service of process in accordance with any Transaction Document to which it is a party is valid under the laws of Mexico.

16.   The waivers by the Company of any immunity and any objection to the laying of venue set forth in Sections 14 and 18 of the Purchase Agreement, Section 12.6 of the Indenture, Sections 11.9 and 11.11 of the Master Collateral and Intercreditor Agreement and the Notes are legal, valid and binding under the laws of Mexico, and the waiver by any Mexican Subsidiary of any immunity and any objection to the laying of venue in any Transaction Document to which it is a party is legal, valid and binding under the laws of Mexico, and we know of no reason why the courts of Mexico would not give effect to such waivers.

17.   In the event that a final and conclusive judgment of the courts of the State of New York for the payment of money be rendered against the Company or against any Mexican Subsidiary in respect to the Transaction Documents, the courts of Mexico will recognize such judgment as valid and final and such judgment would be enforced by the courts of Mexico against the Company, or the Mexican Subsidiary, as the case may be, provided, inter alia, that:

(i)    such judgment is obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment;

(ii)   such judgment is strictly for the payment of a certain sum of money and has been rendered in an actio in personam (as opposed to an actio in rem);

(iii)   service of process in the action has been served personally on the defendant or a duly appointed process agent (please note that service by mail does not constitute personal service in Mexico);

(iv)   the Mexican courts do not determine that the obligation for which enforcement is sought violates Mexican law or public policy (orden público) or any international treaty or agreement binding upon Mexico, or generally accepted principles of international law;

(v)    the applicable procedures under the laws of Mexico with respect to the enforcement of foreign judgments (including issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is complied with;

(vi) the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties pending before a Mexican court;

(vii) the courts of such jurisdiction would enforce Mexican judgments as a matter of reciprocity;

(viii)   such judgment is final in the jurisdiction where obtained, and

(ix)   the documents relating to the legal action instituted before the courts of the State of New York, and the judgment rendered thereunder, would need to be translated into Spanish by and expert duly authorized by the Mexican court for their admissibility before the Mexican court before which enforcement is requested. Such translation would have to be approved by the Mexican court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and such proceedings would thereafter be based upon the translated documents.

In any proceeding taken in Mexico for the enforcement of a judgment rendered under a legal action instituted before the courts of the State of New York, a Mexican court would apply Mexican procedural law.

The effects that the New York court judgment would produce in Mexico will be governed by Mexican Law.

18.  No Mexican stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Initial Purchaser to Mexico or any political subdivision or taxing authority thereof or therein in connection with the issue, sale and delivery by the Company of the Notes to the Initial Purchaser or the sale and delivery by the Initial Purchaser of the Notes as contemplated in the Purchase Agreement or in connection with the guaranty of the Notes by the Mexican Guarantors or the granting by any Mexican Subsidiary of a non-posessory pledge, or the granting of a real estate mortgage or the pledge by the Company of any Pledged Stock (as defined in the Indenture), other than the payment of registration duties (derechos de registro) for the recordation of the corresponding Mexican Collateral Documents at the appropriate Public Registry of Commerce (Registro Público de Comercio) or Public Registry of Property (Registro Público de la Propiedad), as the case may be, and, in the case of mortgages on real estate located in the State of Jalisco, México, a tax on legal transactions and notarial instruments (impuesto sobre negocios jurídicos e instrumentos notariales).

19.  Other than as described in the Offering Memorandum, under the current laws and regulations of Mexico, all payments of principal, premium (if any) and interest on the Notes may be paid by the Company or any Mexican Guarantor to the registered holder thereof in U.S. dollars (that may be obtained through the conversion of pesos that may be freely transferred out of Mexico), and all such payments made to holders of the Notes who are non-residents of Mexico will not be subject to income, withholding or other taxes under the laws and regulations of Mexico other than as described in the Offering Memorandum and are otherwise free and clear of any other tax, duty, withholding or deduction in Mexico and without the necessity of obtaining any governmental authorization in Mexico.

20.  Other than the steps contemplated in the Mexican Collateral Documents, it will not be necessary, under Mexican law, that any of such documents be filed, registered or recorded in any public office or elsewhere in Mexico in order to ensure their validity, effectiveness, perfection, enforceability or admissibility into evidence.

21.  The work we performed in connection with the preparation of the Offering Memorandum did not disclose any information that gave us reason to believe that the Offering Memorandum (except for the financial statements and other information of a statistical, accounting or financial nature included therein, as to which we do not express any view) as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Our opinion is subject to the following qualifications:

(a)   The enforceability of the Transaction Documents may be subject to the limitations imposed by concurso mercantil, bankruptcy, suspension of payments, insolvency, fraudulent conveyance, dissolution, liquidation, reorganization, moratorium, tax, labor and similar laws affecting the enforcement of creditors' rights generally or public order;

(b)   Provisions of the Transaction Documents granting discretionary authority to any party thereto cannot be exercised in a manner inconsistent with relevant facts nor defeat any requirement from a competent authority to produce satisfactory evidence as to the basis of any determination. In addition, under Mexican law, the parties thereto will have the right to contest in court any determination, notice or certificate purporting to be conclusive and binding;

(c)   In the event that proceedings are brought in Mexico seeking performance of any payment obligations of any party to the Transaction Documents, such party may discharge its obligations by paying any sums due in a currency other than Mexican currency, in Mexican pesos at the rate of exchange prevailing on the date when payment is made, as published by the Banco de México in the Diario Oficial de la Federación; provisions purporting to limit the ability of the Company or the Subsidiaries to discharge their obligations as described above, or purporting to give a holder of the Notes, the Collateral and Intercreditor Agent or any other party an additional course of action seeking indemnity or compensation for possible deficiencies arising or resulting from variations in rate of exchange, may not be enforceable in Mexico;

(d)   In the event that a legal proceeding is brought before the courts of Mexico, a Spanish translation prepared and stamped by a court-approved translator of the
       Transaction Documents will be required in such proceeding, which translation must be approved by the court after the parties to the relevant proceedings have been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents;

(e)   Covenants in the Transaction Documents which purport to bind any of the parties thereto on matters reserved by Mexican law to shareholders, which require certain action of the shareholders or which purport to bind shareholders or directors of the Company or its Mexican Subsidiaries to vote or refrain from voting their shares, or take or abstain from taking certain actions, are not enforceable in Mexico;

(f)   Regarding service of process, it should be noted that service of process by mail does not constitute personal service under Mexican law and, since such service is considered to be a basic procedural requirement under such law, if for purposes of proceedings outside Mexico service of process is made by mail, we believe a final judgment based on such service of process would not be enforced by the courts of Mexico;

(g)   Pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes, social security quotas, workers' housing fund quotas and retirement fund quotas are preferred by statute and will have priority over claims of other creditors;

(h)   Pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes, social security quotas, workers' housing fund quotas and retirement fund quotas are preferred by statute and will have priority over claims of other creditors;

(i)    In accordance with Mexican bankruptcy law (Ley de Concursos Mercantiles), any provision in an agreement which makes the obligations of a party more onerous due to the fact of a filing for insolvency or bankruptcy may be considered void;

(j)    Any provision in the Transaction Documents to the effect that invalidity and illegality of any part thereof will not invalidate the remaining obligations of the Transaction Documents may be unenforceable in Mexico to the extent that such provision constitutes an essential element of the Transaction Documents;

(k)   In any proceeding brought before the courts of Mexico for the enforcement of any of the Transaction Documents, a Mexican court would apply Mexican procedural law in such proceedings;

(l)    Mexican law does not permit the collection of interest on interest, and, consequently, any relevant provision of the Transaction Documents relating to the payment of interest on interest may be unenforceable in Mexico;

(m)   Choice of forum provisions which provide some, but not all, of the parties to an agreement the ability to select the forum, are not valid under Mexican procedural law;

(n)    Generally, the waivers by the Mexican Guarantors to the benefits of escussio, order and division set fourth in Mexico’s Federal Civil Code and in corresponding  sections of the civil codes of each of the states of Mexico, as set forth in Section /●/ of the Indenture are valid; however, a Mexican court could determine that other waivers of the Mexican Guarantors to possible discharges based on the invalidity, illegality, unenforceability, amendment, termination, discharge or similar situations affecting the Guaranteed Obligations, are contrary to public policy (orden público). As a general principle under Mexican law, the guarantees would be deemed limited or discharged to the same extent as the Obligations;

(o)   Generally, Mexican law does not allow a secured party to seize or sell collateral unless appropriate judicial procedures have been followed. Absent a court decision, a secured creditor would require the debtor’s consent to assume ownership of the pledged assets. Under Mexican law, powers of attorney granted by the Company, and its Mexican Subsidiaries should be formalized before a Mexican Notary Public, or in certain cases, a public broker (corredor público), and general powers of attorney should be recorded in the Public Registry of Commerce of the domicile of the corresponding company;

(p)   Although the assets of the Company and its Mexican Subsidiaries are generally not subject to immunity from attachment, assets of such entities that are essential for the conduct of their operations may not be attached separately, although they may be attached jointly with the business concern (this limitation does not apply to foreclosures under the Non-Possessory Pledge Agreements);

(q)   Absent an approval of the pledge of stock by the shareholders of Vitro, S.A. de C.V., a shareholder of Vitro, S.A. de C.V. could attempt to contest the sale of the Pledged Stock in a foreclosure, based on an alleged violation to the bylaws of Vitro, S.A. de C.V.;

(r)    Provisions in the Mexican Collateral Documents regarding reinstatement of a security interest upon devolution to the bankruptcy estate of amounts previously received by a Secured Party, are subject to rules regarding fraudulent conveyance and recognition of credits under Mexican bankruptcy law.

(s)   The statements made in paragraph 20 above are based upon our conferences with certain officers of, and with the accountants and other outside counsel for, the Company, your representatives and your counsel, concerning the preparation of the Offering Memorandum and the examination of such documents that were provided to us by the Company. Although we made certain inquiries and investigations in connection with the preparation of the Offering Memorandum, the limitations inherent to the role of special outside counsel are such that we cannot and do not assume any responsibility for the accuracy or completeness of the statements made in the Offering Memorandum (except for the opinions in paragraph 10 above). We are furnishing the statements in paragraph 20 to you only in order to assist you to establish certain defenses that we understand may be available to you under the securities laws of the United States of America. However, such statements should not be construed as stating any view, express or implied, based upon the federal or state securities laws of the United States of America, its rules or regulations, the interpretation thereof or the practice thereunder, with respect to which we are not qualified to express any view.

We are admitted to practice in Mexico, and we express no opinion as to matters governed by any laws other than the laws of Mexico. In particular, we do not purport to pass on any matter governed by the laws of the United States of America or any of its constituent States or the laws of the Republic of Panama.

To the extent that the laws of the United States or any of its constituent States, the laws of the Republic of Panama, or the intellectual property laws of Mexico may be relevant to the opinions expressed herein, we have, with your consent, relied on, assumed (without independent investigation) the correctness of, and our opinion is subject to the assumptions, qualifications and limitations contained in, the opinions dated the date hereof of (i) Cravath, Swaine & Moore LLP, special New York counsel for the Company; (ii) Carstens, Yee & Cahoon, U.S. intellectual property counsel for the Company; (iii) MacMillan, Sobanski & Todd, LLC, special Ohio counsel for the Company (iv) Jalife, Caballero, Vázquez & Asociados, Mexican intellectual property counsel for the Company; (iv) Lic. Francisco Romero Ramos, General Counsel for the Company, and (v) De Obaldía & García de Paredes, special Panamanian counsel for the Company.

We are furnishing this opinion to you, as the Initial Purchaser of the Notes, solely for your benefit. This opinion may not be relied upon by any other person (including by any person that acquires the Notes from you) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

SCHEDULE 1

Mexican Subsidiaries of the Company

Compañía Vidriera, S.A. de C.V.
Fabricación de Máquinas, S.A. de C.V.
Industria del Alcali, S.A. de C.V.
Procesadora de Materias Primas Industrializables, S.A. de C.V.
Vidriera Monterrey, S.A. de C.V.
Vidriera Guadalajara, S.A. de C.V.
Vidriera Querétaro, S.A. de C.V.
Vidriera Toluca, S.A. de C.V.
Vidriera Los Reyes, S.A. de C.V.

SCHEDULE 2

List of Agreements

1.	Consignment Agreement, dated July 13, 1998, between Avon de C.V. (sic) and Vitro (sic).

2.	Acuerdo de Asociación Estratégica, dated December 2000, between Vitro Envases Norteamérica, S.A. de C.V. and Bacardi y Cía., S.A.

3.	Acuerdo de Asociación Estratégica, dated May 13, 2000, between Vitro Envases (sic) and Industrias Vinícolas Pedro Domecq (sic).

4.	Alianza Comercial, dated August 29, 2001, between Vitro Envases (sic) and Jugos del Valle.

5.	Contrato de Alianza Estratégica de Abastecimiento de Envases de Vidrio, dated November 19, 1993, between Vidriera Monterrey, S.A. de C.V. and Grupo Nestlé México.

6.	Acuerdos de Calidad, dated March, 2001, between Compañía Vidriera, S.A. de C.V. and Nestlé México, S.A. de C.V.

7.	Acuerdo de Asociación Estratégica, dated April 1, 1998, between Vitro Envases (sic) and Productos de Uva, S.A. de C.V., Tequila Viuda de Romero, and Vinícola L.A. CETTO.

8.	Acuerdo de Asociación Estratégica, dated October 25, 1993, between Vitro Envases (sic) and Salsa Tamazula, S.A. de C.V.

9.	Acuerdo de Asociación Estratégica, dated May 1, 2000, between Vitro Envases (sic) and Suntory Mexicana, S.A. de C.V.

10.	Acuerdo de Asociación Estratégica, dated December 20, 2002, between Vitro Envases (sic) and Tequila Cazadores de Arandas, S. de R.L. de C.V.

11.	Contrato de Suministro y Alianza Estratégica, dated September 3, 1997, between Vidriera Guadalajara, S.A. de C.V. and Affiliates and Tequila Herradura, S.A. de C.V. and Affiliates.

12.	Acuerdo de Asociación Estratégica, dated December 23, 1998, between Vitro Envases (sic) and Valle Redondo, S.A. de C.V.

13.	Contrato de Suministro de Pintura Termoplástica Polvo, Pasta y Vehículo, dated February 26, 1996, between Vitro Corporativo, S.A. de C.V., and Ciemex, S.A. de C.V.

14.	Contrato de Suministro de Esmaltes Cerámicos, dated October 1, 1996, between Vitro Corporativo, S.A. de C.V., and Ferro Mexicana, S.A. de C.V.

15.
Contrato de Compraventa de Gas Natural, dated November 1, 1995, between Vidriera Los Reyes, S.A. de C.V.; Vidriera Toluca, S.A. de C.V.; Vidriera Guadalajara, S.A. de C.V.; Vidriera Querétaro, S.A. de C.V.; Vidriera México, S.A. de C.V.; Vitro Flotado, S.A. de C.V.; Vidrio Plano de México, S.A. de C.V.; Vitro Fibras, S.A. de C.V.; Industria del Álcali, S.A. de C.V, and Pemex Gas y Petroquímica Básica.

16.
Contrato de Suministro de Producto, dated November 1, 1999, between Vitro Corporativo, S.A. de C.V.; Vidriera Monterrey, S.A. de C.V.; Vidriera México, S.A. de C.V.; Vidriera Los Reyes, S.A. de C.V.; Vidriera Guadalajara, S.A. de C.V.; Vidriera Querétaro, S.A. de C.V.; Vidriera Mexicali, S.A. de C.V.; Vidriera Toluca, S.A. de C.V.; Vidrio Plano de México, S.A. de C.V.; Vitrofibras, S.A. de C.V.; Vitrocrisa, S.A. de C.V.; Vitroflotado, S.A. de C.V., and Praxair México, S.A. de C.V.

17.
Supply and Strategic Alliance Agreement, dated June 27, 1997, between Vidriera Monterrey, S.A. de C.V.; Vidriera Guadalajara, S.A. de C.V.; Vidriera Querétaro, S.A. de C.V.; Vidriera México, S.A. de C.V.; Vidriera Los Reyes, S.A. de C.V.; Vidriera Toluca, S.A. de C.V.; Vitro Flotado, S.A. de C.V.; Vidrio Plano de México, S.A. de C.V.; Vitrocrisa, S.A. de C.V.; Vitro PQ Química, S.A. de C.V.; Vitro Fibras, S.A. (sic); Fabricación de Máquinas, S.A. (sic); Fabricantes de Aparatos Domésticos, S.A. de C.V.; Vitro, S.A.; Grupo Materias Primas de México, S. de R.L. de C.V. and UNIMIN Corporation.

18.
Contrato de Compraventa y Suministro, dated December 30, 1998, between Vitro Corporativo, S.A. de C.V., and Empresas de Empaques de Cartón Titán, S.A. de C.V., Cartónpack, S.A. de C.V., and Envases y Empaques de México, S.A. de C.V.

19.	Contrato de Compra Venta para el Suministro de Empaque de Cartón Corrugado y Laminado, dated July 30, 1997, between Vitro Corporativo, S.A. de C.V. and Ingeniería en Empaque Arvisa, S.A. de C.V.

20.	Contrato de Suministro, dated September 11, 2000, between Vitro Corporativo, S.A. de C.V., and Ingeniería en Empaque Arvisa, S.A. de C.V.

21.
Contrato de Abastecimiento (Compra-Venta) para el Suministro y Consumo de Empaque de Cartón Corrugado Sencillo, dated April 15, 1986, between Vitro Corporativo, S.A. and Corrugados La Colmena, S.A. de C.V.

22.	Contrato de Compraventa y Suministro, between Vitro Corporativo, S.A. de C.V., and Smurfit Cartón y Papel de México, S.A. de C.V.

23.	Contrato de Mediación Mercantil, dated June 1, 1998, between Vitro Corporativo, S.A. de C.V., and Ferro Mexicana, S.A. de C.V.

24.	Contrato de Comisión Mercantil, dated March 11, 2002, between Fabricación de Máquinas, S.A. de C.V. and Ing. José Luis Ortiz Muzquiz.

25.
Contrato de Prestación de Servicios de Limpieza de Pedacería de Vidrio, dated January 13, 2000, between Procesadora de Materias Primas Industrializables, S.A. de C.V. and Recicladora de Vidrio Nuevo León, S.A. de C.V.

26.	Acuerdos de Tarifas, dated June 2, 2000, between Grupo Vitro (sic) and Ferrosur, S.A. de C.V.

27.	Contrato de Prestación de Servicios de Transporte, dated May 19, 1998, between Vitro Corporativo, S.A. de C.V. and Transportes Sale, S.A. de C.V.

28.
Contrato de Fideicomiso Irrevocable para la Creación de un Fondo para el Pago de Pensiones por Jubilación, dated May 19, 1998, between Vidriera Monterrey, S.A. de C.V.; Vidriera México, S.A. de C.V.; Vidriera Los Reyes, S.A. de C.V.; Vidriera Guadalajara, S.A. de C.V.; Vidriera Querétaro, S.A. de C.V.; Vidriera Toluca, S.A. de C.V.; Vidriera Mexicali, S.A. de C.V.; Metalúrgica Oriental, S.A. de C.V.; Procesadora de Materias Primas Industrializables, S.A. de C.V.; Ampolletas, S.A.; Plásticos Bosco, S.A. de C.V.; Industria del Álcali, S.A. de C.V.; Vitro Fibras, S.A. de C.V.; Fabricación de Máquinas, S.A. de C.V.; Vidrio Plano de México, S.A. de C.V.; Vidrio Plano, S.A. de C.V.; Vitro Flotado, S.A. de C.V.; Cristales Inastillables de México, S.A. de C.V.; Shatterproof de México, S.A. de C.V.; Auto Templex, S.A. de C.V.; Distribuidora Nacional de Vidrio, S.A. de C.V.; Fabricación de Cubiertos, S.A. de C.V.; Vitro Corporativo, S.A. de C.V., and Banco Nacional de México, S.A., División Fiduciaria.

29.	Contrato de Arrendamiento y Mantenimiento de Equipo Móvil Diverso, dated January 31, 2000, between Vitro Corporativo, S.A. de C.V. and Briggs Equipment, S.A. de C.V.

30.	Contrato de Arrendamiento, dated April 1, 2002, between Compañía Vidriera, S.A. de C.V. and Daniel Monraz Rodríguez.

31.	Contrato de Servicios Administrativos, dated May 1, 2000, between Vitro Corporativo, S.A. de C.V. and Fabricación de Máquinas, S.A. de C.V.

32.	Contrato de Prestación de Servicios, dated November 1, 2000, between Vidriera los Reyes, S.A. de C.V. and Compañía Vidriera, S.A. de C.V.

33.	Contrato de Arrendamiento, dated November 1, 2000, between Vidriera los Reyes, S.A. de C.V. and Compañía Vidriera, S.A. de C.V., as amended on January 1, 2001.

34.	Contrato de Prestación de Servicios, dated November 1, 2000, between Vidriera Mexicali, S.A. de C.V. and Compañía Vidriera, S.A. de C.V.

35.	Contrato de Arrendamiento, dated November 1, 2000, between Vidriera Mexicali, S.A. de C.V. and Compañía Vidriera, S.A. de C.V.

36.	Contrato de Prestación de Servicios, dated November 1, 2000, between Vidriera Guadalajara, S.A. de C.V. and Compañía Vidriera, S.A. de C.V.

37.	Contrato de Arrendamiento, dated November 1, 2000, between Vidriera Guadalajara, S.A. de C.V. and Compañía Vidriera, S.A. de C.V., as amended on January 1, 2001.

38.	Contrato de Prestación de Servicios, dated November 1, 2000, between Vidriera Monterrey, S.A. de C.V. and Compañía Vidriera, S.A. de C.V.

39.	Contrato de Arrendamiento, dated November 1, 2000, between Vidriera Monterrey, S.A. de C.V. and Compañía Vidriera, S.A. de C.V., as amended on January 1, 2001.

40.	Contrato de Asistencia Técnica, dated June 20, 2002, between Vidriera Monterrey, S.A. de C.V. and Vidriera Guatemalteca, S.A.

41.	Contrato de Asistencia Técnica, dated June 20, 2002, between Vidriera Monterrey, S.A. de C.V. and Vidriera Centroamericana, S.A.

42.
Contrato de Suministro, dated July 1, 2000, between Fabricación de Máquinas, S.A. de C.V.; Vidriera Querétaro, S.A. de C.V.; Vidriera Monterrey, S.A. de C.V.; Vidriera Mexicali, S.A. de C.V.; Vidriera México, S.A. de C.V.; Vidriera Toluca, S.A. de C.V.; Vidriera los Reyes, S.A. de C.V.; Vidriera Guadalajara, S.A. de C.V., and Vidriolux, S.A. de C.V.

43.	Contrato de Prestación de Servicios, dated November 1, 2000, between Vidriera Querétaro, S.A. de C.V. and Compañía Vidriera, S.A. de C.V.

44.	Contrato de Arrendamiento, dated November 1, 2000, between Vidriera Querétaro, S.A. de C.V. and Compañía Vidriera, S.A. de C.V., as amended on January 1, 2001.

45.	Contrato de Prestación de Servicios, dated November 1, 2000, between Vidriera Toluca, S.A. de C.V. and Compañía Vidriera, S.A. de C.V.

46.	Contrato de Arrendamiento, dated November 1, 2000, between Vidriera Toluca, S.A. de C.V. and Compañía Vidriera, S.A. de C.V., as amended on January 1, 2001.

47.	Contrato de Prestación de Servicios, dated November 1, 2000, between Vidriera México, S.A. de C.V. and Compañía Vidriera, S.A. de C.V.

48.
Convenio de Reconocimiento de Adeudos, dated January 26, 1996, between Compañía Vidriera, S.A. de C.V.; Vitro, S.A. de C.V.; Vidriera Querétaro, S.A. de C.V.; and Banca Serfín, S.A., as amended on June 19, 1997, March 27, 1998, and April 10, 2002.

49.
Convenio de Reconocimiento de Adeudos, dated January 26, 1996, between Compañía Vidriera, S.A. de C.V.; Vitro, S.A. de C.V.; Vidriera Mexicali, S.A. de C.V.; and Banca Serfín, S.A., as amended on June 19, 1997, March 27, 1998, and April 10, 2002.

50.
Contrato de Apertura de Crédito Simple con Garantía Hipotecaria, dated December 31, 2003, between Vitro, S.A. de C.V.; Vidriera Toluca, S.A. de C.V.; Crisa Corporation; Vitro Corporativo, S.A. de C.V.; Fomento Inmobiliario y de la Construcción, S.A. de C.V., and Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa.

51.
Factoring Agreement for the Purchase and Sale of Accounts Receivable, dated August 4, 2000, between Vitro Envases Norteamérica, S.A. de C.V.; Vidriera Monterrey, S.A. de C.V.; Vidriera México, S.A. de C.V.; Vidriera los Reyes, S.A. de C.V.; Vidriera Guadalajara, S.A. de C.V.; Vidriera Querétaro, S.A. de C.V.; Vidriera Toluca, S.A. de C.V.; Vidriera Mexicali, S.A. de C.V.; Compañía Mexicana de Envases, S.A. de C.V. and Transamerica Commercial Finance Corporation, as amended on November 1, 2000 and April 20, 2002, and waiver letter from Transamerica Commercial Finance Corporation dated June 9, 2004.

Exhibit C-1

July /●/, 2004
Vitro Envases Norteamerica, S.A. de C.V.

$170,000,000 Aggregate Principal Amount of

/●/% Senior Secured Guaranteed Notes due /●/

Ladies and Gentlemen:

We have acted as special United States counsel for Vitro Envases Norteamerica, S.A. de C.V., a Mexican corporation (sociedad anónima de capital variable) (the "Company"), and for those subsidiaries of the Company listed on Schedule I hereto (the "Subsidiaries"), in connection with the purchase by Citigroup Global Markets Inc. (the "Initial Purchaser") pursuant to the Purchase Agreement dated as of July /●/, 2004 (the "Purchase Agreement"), between the Company and the Initial Purchaser, from the Company of $170,000,000 aggregate principal amount of the Company's /●/% Senior Secured Guaranteed Notes due /●/ (the "Notes"). This opinion is being delivered to you pursuant to Section 6(c) of the Purchase Agreement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Offering Memorandum dated July /●/, 2004 (the "Offering Memorandum"), relating to the Notes, (b) the Purchase Agreement, (c) the Indenture dated as of July /●/, 2004 (the "Indenture"), among the Company, each of the Subsidiaries (other than Centro de Tecnología Vidriera Ltd. ("CTV")) and Bank of New York, as trustee ("Trustee"), (d) the form of the Notes, (e) the Master Collateral and Intercreditor Agreement dated as of July /●/, 2004 (the "Master Collateral Agreement"), among the Company, each of the Subsidiaries, the Collateral and Intercreditor Agent (the "Collateral Agent") and the Trustee, (f) the Security Agreement dated as of July /●/, 2004 (the "Vitro Packaging Security Agreement"), between the Collateral Agent and Vitro Packaging, Inc. ("Vitro Packaging"), (g) the [Account Control Agreement] dated as of July /●/, 2004 (the "Vitro Packaging Account Control Agreement"), between the Collateral Agent and Vitro Packaging and (h) the [Account Control Agreement] dated as of July /●/, 2004 (the "FAMA Account Control Agreement"), between the Collateral Agent and Fabricación de Máquinas, S.A. de C.V. ("FAMA"). The Purchase Agreement, the Indenture, the Notes, the Master Collateral Agreement, the Vitro Packaging Security Agreement, the Vitro Packaging Account Control Agreement and the FAMA Account Control Agreement are collectively referred to as the "Transaction Documents". Account No. /●/ maintained with /●/ Bank and Account No. /●/ maintained with /●/ Bank are referred to as the "Deposit Accounts". References in this opinion to the "UCC" are to the Uniform Commercial Code currently in effect in the State of New York.

In rendering the opinions contained herein, we have assumed: (a) that each of the parties to the Transaction Documents is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, and has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents, (b) that each of the parties to the Transaction Documents has duly authorized the Transaction Documents to which it is a party, (c) that each of the parties to the Transaction Documents has duly executed and delivered the Transaction Documents to which it is a party under the laws of each jurisdiction (other than, in the case of the Company and the Subsidiaries, the State of New York) to which any of the parties thereto may be subject, (d) that each of the parties to the Transaction Documents has the legal power to act in the capacity or capacities in which it is to act thereunder, (e) that each of the Transaction Documents constitutes a legal, valid and binding obligation of each of its respective parties, and is enforceable, under the laws of each jurisdiction (other than, in the case of the Company and the Subsidiaries, the State of New York) to which any of the parties thereto may be subject, (f) the performance of, and compliance with, the covenants contained in the Transaction Documents by each of the parties thereto, (g) the authenticity of all documents submitted to us as originals, (h) the conformity to the original documents of all documents submitted to us as copies, (i) the genuineness of all signatures on all documents submitted to us and (j) that the Notes conform to the form of Notes examined by us. We have also assumed that the appointment of CT Corporation System by the Company or the Subsidiaries, as the case may be, as authorized agent to receive service of process in accordance with Section 14 of the Purchase Agreement, Section 12.6 of the Indenture, Section 20 of the Notes, Section /●/ of the Master Collateral Agreement, Section /●/ of the Vitro Packaging Security Agreement, Section /●/ of the Vitro Packaging Account Control Agreement and Section /●/ of the FAMA Account Control Agreement is valid under the laws of the United Mexican States ("Mexico") and have relied, with respect to certain factual matters, on the representations and warranties contained in the Transaction Documents and certificates of the Company.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of opinion as follows:

1.	Assuming the Purchase Agreement has been duly authorized, executed and delivered by the Company under the laws of Mexico, the Purchase Agreement has been duly executed and delivered by the Company.

2.
Assuming the Indenture has been duly authorized, executed and delivered by each of the Company and the Subsidiaries (other than CTV) under the laws of the jurisdiction of their organization or formation, the Indenture has been duly executed and delivered by each of the Company and the Subsidiaries (other than CTV) and constitutes a legal, valid and binding obligation of each of the Company and the Subsidiaries (other than CTV) enforceable against each of them in accordance with its terms.

3.
Assuming the Notes have been duly authorized, executed and delivered by the Company under the laws of Mexico, the Notes have been duly executed and delivered by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser pursuant to the Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

4.
Assuming the Master Collateral Agreement has been duly authorized, executed and delivered by each of the Company and the Subsidiaries under the laws of the jurisdiction of their organization or formation, the Master Collateral Agreement has been duly executed and delivered by each of the Company and the Subsidiaries and constitutes a legal, valid and binding obligation of each of the Company and the Subsidiaries enforceable against each of them in accordance with its terms.

5.
Assuming the Vitro Packaging Security Agreement has been duly authorized, executed and delivered by Vitro Packaging under the laws of the State of Delaware, the Vitro Packaging Security Agreement has been duly executed and delivered by Vitro Packaging and constitutes a legal, valid and binding obligation of Vitro Packaging enforceable against Vitro Packaging in accordance with its terms.

6.
Assuming the Vitro Packaging Account Control Agreement has been duly authorized, executed and delivered by Vitro Packaging under the laws of the State of Delaware, the Vitro Packaging Account Control Agreement has been duly executed and delivered by Vitro Packaging and constitutes a legal, valid and binding obligation of Vitro Packaging enforceable against Vitro Packaging in accordance with its terms.

7.
Assuming the FAMA Account Control Agreement has been duly authorized, executed and delivered by FAMA under the laws of Mexico, the FAMA Account Control Agreement has been duly executed and delivered by FAMA and constitutes a legal, valid and binding obligation of FAMA enforceable against Vitro Packaging in accordance with its terms.

8.
No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or New York governmental authority or regulatory body is required for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated therein, except for any authorizations required under state securities or "blue sky" laws.

9.
None of the execution and delivery of the Transaction Documents, the issue and sale of the Notes, the consummation of any other of the transactions contemplated by the Transaction Documents or the performance of the terms of the Transaction Documents will (i) conflict with, result in a breach of, or constitute a default under, the terms of any of the agreements and instruments listed in Annex A attached hereto or (ii) contravene any law, rule or regulation of the United States of America or the State of New York or, to our knowledge, based solely on inquiry of the General Counsel and Chief Financial Officer of the Company, any order or decree of any United States Federal or New York Court or government agency or instrumentality.

10.
The statements made in the Offering Memorandum under the captions "Description of the Notes" and "Notice to Investors", insofar as they purport to constitute summaries of certain provisions of the Indenture, the Notes and the Master Collateral Agreement, and under the caption "Certain Income Tax Considerations—United States Taxation", insofar as they purport to describe the material United States Federal income tax consequences of an investment in the Notes, fairly summarize the matters therein described.

11.
The statements made in the Offering Memorandum under the captions "Description of the Notes" and "Notice to Investors", insofar as they purport to constitute summaries of certain provisions of the Indenture, the Notes and the Master Collateral Agreement, and under the caption "Certain Income Tax Considerations—United States Taxation", insofar as they purport to describe the material United States Federal income tax consequences of an investment in the Notes, fairly summarize the matters therein described.

12.
Assuming the validity of such actions under the laws of Mexico, under the laws of the State of New York, the Company or the Subsidiaries, as the case may be, have (i) pursuant to Section 14 of the Purchase Agreement, Section [12.6] of the Indenture, Section [20] of the Notes and Section [11.9] of the Master Collateral Agreement, to the extent and for the matters set forth therein, validly and irrevocably submitted to the personal jurisdiction of any New York State or United States Federal court located in the City of New York and County of New York in any action brought by any other party thereto arising out of or relating to the Purchase Agreement, the Indenture, the Notes or the Master Collateral Agreement, (ii) pursuant to Section [14] of the Purchase Agreement, Section [12.6] of the Indenture, Section [20] of the Notes and Section 11.9 of the Master Collateral Agreement, to the extent and for the matters set forth therein, validly and irrevocably waived any objection to the laying of venue of any such action in any such court and (iii) validly appointed CT Corporation System as its authorized agent for the purposes described in Section [14] of the Purchase

Agreement, Section [12.6] of the Indenture, Section [20] of the Notes and Section [11.9] of the Master Collateral Agreement; and, assuming the validity of such actions under the laws of Mexico, service of process effected in the manner set forth in Section [14] of the Purchase Agreement, Section [12.6] of the Indenture, Section [20] of the Notes and Section [11.9] of the Master Collateral Agreement will be effective, under the laws of the State of New York, to confer valid personal jurisdiction over the Company or the Subsidiaries, as the case may be, in any such proceeding.

13.	The Company is not required to register as an "investment company" under the Investment Company Act of 1940, as amended.

14.
(i)The provisions of the Vitro Packaging Security Agreement are effective to create in favor of the Collateral Agent a valid security interest in all right, title and interest of Vitro Packaging in such of the Collateral (as defined therein) as constitutes "accounts", "chattel paper", "deposit accounts", "documents", "general intangibles", "instruments", "inventory", "investment property" and "letter-of-credit rights" within the meaning of the New York UCC and (ii) the provisions of the Master Collateral Agreement are effective to create in favor of the Collateral Agent a valid security interest in all right, title and interest of FAMA in such of the [FAMA U.S. Collateral] (as defined therein) as constitutes "accounts", "chattel paper", "deposit accounts" and "investment property" within the meaning of the New York UCC, (such of the Collateral and the [FAMA U.S. Collateral] being hereinafter referred to as the "Specified Collateral"), to the extent that the creation of security interests in the Specified Collateral is governed by the New York UCC.

Our opinions expressed in this paragraph 14 are further qualified as follows:

(a) we express no opinion as to Vitro Packaging's or FAMA's rights in or title to any Collateral or [FAMA U.S. Collateral];

(b) we express no opinion as to the validity or perfection of any security interests in any item of collateral other than the Specified Collateral, in any item of Collateral or [FAMA U.S. Collateral] which is expressly excluded from the application of the New York UCC pursuant to Section 9-109 thereof, in any item of Collateral or [FAMA U.S. Collateral] which consists of fixtures (as defined in Section 9-102(a)(41) of the New York UCC) or in any item of Collateral or [FAMA U.S. Collateral] which is subject to (A) a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from that specified in the New York UCC for filing to perfect such security interest or (B) a certificate of title statute;

(c) we express no opinion as to the perfection of any security interest in any proceeds and note that any such interest is limited to the extent set forth in Section 9-315 of the New York UCC;

(d) we express no opinion as to the priority of any security interest;

(e) in the case of property which becomes Collateral or [FAMA U.S. Collateral] on any day after the filing of a bankruptcy petition with respect to Vitro Packaging or FAMA, as the case may be, Section 552 of Title 11 of the United States Code (the "Bankruptcy Code") limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

(f) we express no opinion as to the validity or enforceability of any security interest in "goods" (as defined in the New York UCC) which have been bought from Vitro Packaging by a buyer in the ordinary course of business (as defined in Section 1-201 of the New York UCC); and

(g) we express no opinion in paragraph 14 as to what law, pursuant to Section 9-301 of the New York UCC, would govern perfection of the security interests granted in the Collateral or [FAMA U.S. Collateral].

The provisions of the Vitro Packaging Account Control Agreement and the FAMA Account Control Agreement are effective to perfect the security interest of the Collateral Agent in the Deposit Account which is the subject of such agreement. For purposes of the foregoing opinion, we have assumed that each of the Deposit Accounts is a "deposit account" within the meaning of Section 9-102 of the New York UCC.

The foregoing opinions are subject to the following qualifications and limitations:

(a) the enforceability of the Transaction Documents is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance and other similar laws affecting creditors' rights generally from time to time in effect to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law and to judicial application of foreign laws or foreign governmental actions affecting creditors' rights (as to which matters we understand you have satisfied yourself);

(b) insofar as provisions contained in the Transaction Documents provide for indemnification, the enforcement thereof may be limited by public policy considerations;

(c) certain provisions of the Vitro Packaging Security Agreement and the Master Collateral Agreement (with respect to the creation, perfection and enforcement of a security interest in the [FAMA U.S. Collateral]) are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Vitro Packaging Security Agreement or the Master Collateral Agreement, and each of the foregoing agreements contains adequate provisions for the practical realization of the principal rights and benefits intended to be afforded thereby;

(d) the availability of a decree for specific performance, an injunction or any other equitable remedy is subject to the discretion of the court requested to issue any such decree, injunction or remedy; and

(e) the choice of the law of the State of New York as the governing law of the Transaction Documents is subject to the limitations specified in Section 5-1401 of the General Obligations Law of the State of New York, and we express no opinion as to matters which, as a result of the application of said Section 5-1401, are not governed by New York law.

We express no opinion herein as to (i) Section /●/ of the Purchase Agreement, Section [12.6] of the Indenture, Section [20] of the Notes and Section [11.9] of the Master Collateral Agreement insofar as they relate to waiver of an inconvenient forum, (ii) the enforceability of Section [18] of the Purchase Agreement, Section [12.6] of the Indenture, Section [20] of the Notes and Section [11.11] of the Master Collateral Agreement to the extent that the waiver of immunity set forth therein purports to apply to any immunity to which the Company or the Subsidiaries may become entitled after the date hereof, (iii) Section [16] of the Purchase Agreement, Section [12.6] of the Indenture, Section [14] of the Notes and Section /●/ of the Master Collateral Agreement relating to currency indemnities, (iv) Section [14] of the Purchase Agreement, Section [12.6] of the Indenture, Section [20] of the Notes and Section [11.9] of the Master Collateral Agreement insofar as they relate to subject matter jurisdiction of the United States Federal courts in the City of New York and the County of New York to adjudicate any controversy related to such agreements or (v) compliance with, or the application or effect of, Federal or state securities laws except to the extent set forth in paragraph 11.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of Mexico.

To the extent that the laws of Mexico, Ohio, Panama, Switzerland, Delaware or the intellectual property laws of the United States may be relevant to the opinions expressed herein, we have, with your consent, relied on, assumed (without independent investigation) the correctness of, and our opinion is subject to the assumptions, qualifications and limitations contained in, the opinions dated the date hereof of (i) Lic. Francisco Romero, General Counsel for the Company, (ii) Kuri Breña, Sanchez Ugarte, Corcuera y Aznar, special Mexican counsel for the Company, (iii) Jalife, Caballero, Vázquez & Asociados, Mexican intellectual property counsel for the Company, (iv) Carstens, Yee & Cahoon, U.S. intellectual property counsel for the Company,(v) MacMillan, Sobanski & Todd, LLC, special Ohio counsel for the Company, (vi) De Obaldia & Garcia de Paredes, special Panamanian counsel for the Company, (vii) /●/, special Swiss counsel for the Company and (viii) Richards, Layton & Finger, P.A., special Delaware counsel for Vitro Packaging.

We are furnishing this opinion to you, as the Initial Purchaser of the Notes, solely for your benefit. This opinion may not be relied upon by any other person (including by any person that acquires the Notes from you) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

Schedule I

1.  Compañia Vidriera, S.A. de C.V.
2.  Vidriera Guadalajara, S.A. de C.V.
3.  Vidriera Los Reyes, S.A. de C.V.
4.  Vidriera Monterrey, S.A. de C.V.
5.  Vidriera Querétaro, S.A. de C.V.
6.  Vidriera Toluca, S.A. de C.V.
7.       Procesadora de Materias Primas Industrializables, S.A. de C.V.
8.  Industria del Álcali, S.A. de C.V.
9.  Fabricacíon de Máquinas, S.A. de C.V.
10.  Vitro Packaging, Inc.
11.  Centro de Tecnología Vidriera Ltd.

Exhibit C-2

/●/, 2004
Vitro Envases Norteamerica, S.A. de C.V.
$/●/ Aggregate Principal Amount of
/●/% Senior Secured Guaranteed Notes due 2011

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

We have acted as special United States counsel for Vitro Envases Norteamerica, S.A. de C.V., a Mexican corporation (sociedad anónima de capital variable) (the "Company"), in connection with the purchase by Citigroup Global Markets Inc. (the "Initial Purchaser") under the Purchase Agreement dated as of /●/, 2004 (the "Purchase Agreement"), between the Company and the Initial Purchaser, from the Company of $/●/ aggregate principal amount of the Company's /●/% Senior Secured Guaranteed Notes due 2011 (the "Notes").

In that capacity, we participated in conferences with certain officers and representatives of, and with the accountants and counsel for, the Company concerning the preparation of the Offering Memorandum dated /●/, 2004 (the "Offering Memorandum"), relating to the Notes.

Although we have made certain inquiries and investigations in connection with the preparation of the Offering Memorandum, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Offering Memorandum, except insofar as such statements relate to us and except to the extent set forth in paragraph 10 in our opinion to you dated the date hereof. Subject to the foregoing, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that the Offering Memorandum (except for the financial statements and other information of a statistical, accounting or financial nature included therein as to which we do not express any view) as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We are furnishing this letter to you, as the Initial Purchaser of the Notes, solely for your benefit in order to assist you in establishing appropriate defenses under applicable securities law. This letter may not be relied upon by any other person (including by any person that acquires the Notes from you) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

Exhibit D

July /●/, 2004
Vitro Envases Norteamérica, S.A. de C.V.
$/●/ Aggregate Principal Amount of
/●/% Senior Secured Guaranteed Notes due 2011

Ladies and Gentlemen:

We have acted as special Mexican intellectual property counsel for Vitro Envases Norteamérica, S.A. de C.V., a Mexican corporation (sociedad anónima de capital variable) (the "Company"), in connection with the purchase by the initial purchaser (the "Initial Purchaser") listed in Schedule I to the Purchase Agreement dated as of /●/, 2004 (the "Purchase Agreement"), among the Company and Citigroup Global Markets Inc., as Representative of the Initial Purchaser, from the Company of $/●/ aggregate principal amount of the Company's /●/% Senior Secured Guaranteed Notes due 2011 (the "Notes").

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Purchase Agreement, (b) the Indenture dated as of /●/, 2004 (the "Indenture"), between the Company, the Guarantors (as defined therein) and /●/, as trustee (the “Trustee”), (c) the form of the Note, (d) the Master Collateral and Intercreditor Agreement dated as of /●/, 2004 (the “Master Collateral and Intercreditor Agreement”) among the Company, the Grantors (as defined therein), the Collateral and Intercreditor Agent, the Trustee and such other Secured Parties (as defined therein) as shall, from time to time, become party thereto, (e) the [Non-Possessory Mexican Security Agreement] and (f) the September 29, 1994 Technical Assistance Agreement between Owens-Brockway Glass Container, Inc. and Vidriera Monterrey, S.A. de C.V. (the “Technical Assistance Agreement”) and related documents. The Purchase Agreement, the Indenture, the Notes, the Master Collateral and Intercreditor Agreement and the [Non-Possessory Mexican Security Agreement] are collectively referred to as the "Transaction Documents".

In rendering the opinions contained herein, we have assumed: (a) that each of the parties to the Transaction Documents is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, and has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents, (b) that each of the parties to the Transaction Documents has duly authorized, executed and delivered the Transaction Documents, (c) that each of the parties to the Transaction Documents has the legal power to act in the capacity or capacities in which it is to act thereunder, (d) that each of the Transaction Documents constitutes a legal, valid and binding obligation of each of its respective parties and is enforceable under the laws of each jurisdiction to which any of the parties thereto may be subject, (e) the performance of, and compliance with, the covenants contained in the Transaction Documents, (f) the authenticity of all documents submitted to us as originals, (g) the conformity to the original documents of all documents submitted to us as copies and (h) the genuineness of all signatures on all documents submitted to

us. We have also relied, with respect to certain factual matters, on the representations and warranties contained in the Transaction Documents and certificates from the Company.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of opinion as follows:

None of the issue and sale of the Notes, the execution and delivery of the Transaction Documents, the consummation of any other of the transactions contemplated by the Transaction Documents or the performance of the terms of the Transaction Documents will conflict with, or result in a breach or violation of (i) the Technical Assistance Agreement or any intellectual property rights of Owens-Brockway Glass Containers, Inc. (x) contemplated by the Technical Assistance Agreement or (y) codified or covered by any statute, law, rule or regulation of Mexico relating to the pledged machinery, (ii) any statute, law, rule or regulation of Mexico relating to intellectual property rights or (iii) to our knowledge, any order or decree of any Mexican court, regulatory body, administrative agency, governmental body, arbitrator, instrumentality or other authority having jurisdiction over the Company, any of its Subsidiaries or any of their respective property.

Regarding the Technical Assistance Agreement, we are of the opinion that Owens-Brockway Glass Container, Inc. has no rights to claim that any person located in Mexico may not transfer (enajenar) the machinery which is the subject of the Technical Assistance Agreement to any other person also located in Mexico.

We note that the Technical Assistance Agreement does not specify a governing law. For purposes of this opinion we have assumed that the agreement is governed by Mexican law.

We are admitted to practice in Mexico and express no opinion as to matters governed by any laws other than the laws of Mexico. In particular, we do not purport to pass on any matter governed by the laws of the United States of America or any of its constituent States.

We are furnishing this opinion to you, as the Initial Purchaser of the Notes, solely for your benefit. This opinion may not be relied upon by any other person (including by any person that acquires the Notes from the Initial Purchaser) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

Exhibit E

July /●/, 2004
Vitro Envases Norteamérica, S.A. de C.V.,
$/●/ Aggregate Principal Amount of
/●/% Senior Secured Guaranteed Notes due 2011

Ladies and Gentlemen:

We have acted as special Ohio law and United States intellectual property law counsel for Vitro Envases Norteamérica, S.A. de C.V., a Mexican corporation (sociedad anónima de capital variable) (the "Company"), in connection with the purchase by the initial purchaser (the "Initial Purchaser") listed in Schedule I to the Purchase Agreement dated as of /●/, 2004 (the "Purchase Agreement"), among the Company and Citigroup Global Markets Inc., as the Initial Purchaser, from the Company of $/●/ aggregate principal amount of the Company's /●/% Senior Notes due 2011 (the "Notes").

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a)  the Purchase Agreement, (b) the Indenture dated as of [insert date] (the “Indenture”), between the Company, the Guarantors (as defined therein) and [insert] as trustee (the “Trustee”), (c) the form of the Note, (d) the Master Collateral and Intercreditor Agreement dated as of /●/, 2004 (the “Master Collateral and Intercreditor Agreement”) among the Company, the Grantors (as defined therein) /●/ as Collateral and Intercreditor Agent, the Trustee and such other Secured Parties (as defined therein) as shall, from time to time, become party thereto, (e) the [Non-Possessory Mexican Security Agreement] and (f)(c) the September 29, 1994 Technical Assistance Agreement between Owens-Brockway Glass Container, Inc. and Vidriera Monterrey, S.A. de C.V. (the “Technical Assistance Agreement”) and related documents. The Purchase Agreement, the Indenture, the Notes, the Master Collateral and Intercreditor Agreement and the [Non-Possessory Mexican Security Agreement] are collectively referred to as the "Transaction Documents".

In rendering the opinions contained herein, we have assumed: (a) that each of the parties to the Transaction Documents is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, and has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents, (b) that each of the parties to the Transaction Documents has duly authorized the Transaction Documents to which it is a party, (c) that each of the parties to the Transaction Documents has duly executed and delivered the Transaction Documents to which it is a party under the laws of each jurisdiction to which any of the parties thereto may be subject, (d) that each of the parties to the Transaction Documents has the legal power to act in the capacity or capacities in which it is to act thereunder, (e) that each of the Transaction Documents constitutes a legal, valid and binding obligation of each of its respective parties and is enforceable under the laws of each jurisdiction to which any of the parties thereto may be subject, (f) the performance of, and compliance with, the covenants contained in the Transaction Documents by each of the parties thereto, (g) the authenticity of all documents submitted to us as originals, (h) the conformity to the original documents of all documents submitted to us as copies and (i) the genuineness of all signatures on all documents submitted to us. We have also relied, with respect to certain factual matters, on the representations and warranties contained in the Transaction Documents and certificates of the Company and its Subsidiaries.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the following opinion:

We have reviewed the Transaction Documents for the sole purpose of determining if the pledge as security of machinery acquired under the Technical Assistance Agreement or the subsequent foreclosure of any such pledged machinery would violate said Agreement or any intellectual property rights of Owens-Brockway Glass Container, Inc. In this regard, none of the execution and delivery of the Transaction Documents, the consummation of any other of the transactions contemplated by the Transaction Documents or the performance of the terms of the Transaction Documents will conflict with or result in a breach or violation of the Technical Assistance Agreement, or any intellectual property law or rights of Owens-Brockway Glass Container, Inc. codified in or covered by any statute, law, rule or regulation of the State of Ohio relating to the pledged machinery.

We note that the Technical Assistance Agreement does not specify a governing law. It is our opinion that the Technical Assistance Agreement and any follow-on license contemplated by same would be interpreted under Mexican law. For purposes of this opinion, however, we have assumed the Technical Assistance Agreement and any follow-on licenses contemplated therein are governed by the law of the State of Ohio. Making such assumption, we conclude that the Technical Assistance Agreement has expired and no longer governs the relationship between the parties thereto. Any follow-on license entered into between Owens-Brockway Glass Container, Inc. and Vidriera Monterrey, S.A. de C.V., pursuant to the provisions of the Technical Assistance Agreement would not be breached or violated by virtue of the pledge of the machinery contemplated in the Transaction Documents. In our opinion, any additional post-expiration intellectual property rights relating to the Technical Assistance Agreement and the pledged machinery would necessarily be governed exclusively by the laws of Mexico because such intellectual property rights would involve Mexican patents.

We are admitted to practice before the United States Patent and Trademark Office and in the State of Ohio, and we express no opinion as to matters governed by any laws other than the federal laws of the United States of America and the laws of the State of Ohio. In particular, we do not purport to pass on any matter governed by the laws of Mexico or the laws of the State of New York. Our field of specialty is intellectual property and licensing, and we do not offer any opinion falling outside this field.

We are furnishing this opinion to you, as the Initial Purchaser of the Notes, solely for your benefit. This opinion may not be relied upon by any other person (including by any person that acquires the Notes from the Initial Purchaser) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Exhibit F

July /●/, 2004
Vitro Envases Norteamérica, S.A. de C.V.
$/●/ Aggregate Principal Amount of
/●/% Senior Secured Guaranteed Notes due 2011

Ladies and Gentlemen:

We have acted as special United States federal patent counsel for Vitro Envases Norteamérica, S.A. de C.V., a Mexican corporation (sociedad anónima de capital variable) (the "Company"), in connection with the purchase by the initial purchaser (the "Initial Purchaser") listed in Schedule I to the Purchase Agreement dated as of /●/, 2004 (the "Purchase Agreement"), among the Company and Citigroup Global Markets Inc., as the Initial Purchaser, from the Company of $/●/ aggregate principal amount of the Company's /●/% Senior Secured Guaranteed Notes due 2011 (the "Notes").

In that connection, We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Purchase Agreement, (b) the Indenture dated as of [insert date] (the “Indenture”), between the Company, the Guarantors (as defined therein) and [insert] as trustee (the “Trustee”), (c) the form of the Note, (d) the Master Collateral and Intercreditor Agreement dated as of /●/, 2004 (the “Master Collateral and Intercreditor Agreement”) among the Company, the Grantors (as defined therein), /●/ as Collateral and Intercreditor Agent, the Trustee and such other Secured Parties (as defined therein) as shall, from time to time, become party thereto, (e) the [Non-Possessory Mexican Security Agreement] and (f) the September 29, 1994 Technical Assistance Agreement between Owens-Brockway Glass Container, Inc. and Vidriera Monterrey, S.A. de C.V. (the “Technical Assistance Agreement”) and related documents. The Purchase Agreement, the Indenture, the Notes, the Master Collateral and Intercreditor Agreement and the [Non-Possessory Mexican Security Agreement] are collectively referred to as the "Transaction Documents".

In rendering the opinions contained herein, We have assumed: (a) that each of the parties to the Transaction Documents is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, and has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents, (b) that each of the parties to the Transaction Documents has duly authorized the Transaction Documents to which it is a party, (c) that each of the parties to the Transaction Documents has duly executed and delivered the Transaction Documents to which it is a party under the laws of each jurisdiction to which any of the parties thereto may be subject, (d) that each of the parties to the Transaction Documents has the legal power to act in the capacity or capacities in which it is to act thereunder, (e) that each of the Transaction Documents constitutes a legal, valid and binding obligation of each of its respective parties and is enforceable under the laws of each jurisdiction to which any of the parties thereto may be subject, (f) the performance of, and compliance with, the covenants contained in the Transaction Documents by each of the parties thereto, (g) the authenticity of all documents submitted to us as originals, (h) the conformity to the original documents of all documents submitted to us as copies and (i) the genuineness of all signatures on all documents submitted to us. We have also relied, with respect to certain factual matters, on the representations and warranties contained in the Transaction Documents and certificates of the Company and its Subsidiaries.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of opinion as follows:

We have reviewed the Transaction Documents for the sole purpose of determining if the pledge as security of machinery acquired under the Technical Assistance Agreement or the subsequent foreclosure of any such pledged machinery would violate said Agreement or any intellectual property rights of Owens-Brockway Glass Container, Inc. In this regard, none of the execution and delivery of the Transaction Documents, the consummation of any other of the transactions contemplated by the Transaction Documents or the performance of the terms of the Transaction Documents will conflict with or result in a breach or violation of the Technical Assistance Agreement, or any intellectual property law or rights of Owens-Brockway Glass Container, Inc. codified in or covered by any federal statute, law, rule or regulation of the United States of America (the "United States") relating to the pledged machinery. We note, however, that the importation into or sale in the United States of items pledged as security under the Transaction Documents could infringe United States patents. We have not undertaken the task of determining if there are any valid United States patents that would be infringed in such instance, and, therefore, offer no opinion in this regard.

We note that the Technical Assistance Agreement does not specify a governing law. It is our opinion that the Technical Assistance Agreement and any follow-on license contemplated by same would be interpreted under Mexican law. For purposes of this opinion, however, we have assumed that the Technical Assistance Agreement and any follow-on licenses contemplated therein are governed by the federal law of the United States. Making such assumption, we conclude that the Technical Assistance Agreement has expired and no longer governs the relationship between the parties thereto. Any follow-on license entered into between Owens-Brockway Glass Container, Inc. and Vidriera Monterrey, S.A. de C.V., pursuant to the provisions of the Technical Assistance Agreement would not be breached or violated by virtue of the pledge of the machinery contemplated in the Transaction Documents. In our opinion, any additional post-expiration intellectual property rights relating to the Technical Assistance Agreement and the pledged machinery would necessarily be governed exclusively by the laws of Mexico, because such intellectual property rights would involve Mexican patents.

The undersigned is admitted to practice before the United States Patent and Trademark Office and in the State of Texas, and we express no opinion as to matters governed by any laws other than the federal laws of the United States of America and the laws of the State of Texas. In particular, we do not purport to pass on any matter governed by the laws of Mexico or by the laws of the State of New York. Our field of specialty is intellectual property and licensing, and we do not offer any opinion falling outside this field.

We are furnishing this opinion to you, as the Initial Purchaser of the Notes, solely for your benefit. This opinion may not be relied upon by any other person (including by any person that acquires the Notes from the Initial Purchaser) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

Exhibit G

July /●/, 2004

Vitro Envases Norteamérica, S.A. de C.V.,
$/●/ Aggregate Principal Amount of
/●/% Senior Secured Guaranteed Notes due 2011

Citigroup Global Capital Markets Inc.

As Representatives of the Initial Purchasers

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

We have acted as special Panamanian counsel for Vitro Envases Norteamérica, S.A. de C.V., a Mexican corporation (sociedad anónima de capital variable) (the "Company"), in connection with the purchase by Citigroup Global Capital Markets Inc. (the "Initial Purchaser") pursuant to the Purchase Agreement dated as of /●/, 2004 (the "Purchase Agreement"), between the Company and the Initial Purchaser, from the Company of $/●/ aggregate principal amount of the Company's /●/% Senior Secured Guaranteed Notes due 2011 (the "Notes"). This opinion is being delivered to you pursuant to Section 6(g) of the Purchase Agreement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Offering Memorandum dated July /●/ 2004 (the "Offering Memorandum") relating to the Notes, (b) the Purchase Agreement, (c) the Indenture dated as of /●/, 2004 (the "Indenture"), between the Company, the Bank of New York, as trustee (the "Trustee"), (d) the form of the Notes, (e) the Master Collateral and Intercreditor Agreement dated as of /●/, 2004 (the “Master Collateral and Intercreditor Agreement”) among the Company, the Grantors (as defined therein), HSBC Bank USA as collateral and intercreditor agent (the “Collateral and Intercreditor Agent”), the Trustee and such other Secured Parties (as defined therein) as shall, from time to time, become party thereto (f) the Share Purchase Agreement, dated as of May 31, 2004 (the “Comegua Share Purchase Agreement”) among Vitrosa A.G. (formerly Vitrosa Holding LTD.), a Swiss [corporation] (the “Seller”) and Centro de Tecnología Vidriera LTD., a Swiss [corporation] (the “Purchaser”), providing for the sale of 2,376 class “AA” shares (the “Comegua Shares”) of Empresas Comegua, S.A (“Comegua”) by the Seller to the Purchaser, (g) the letters of London Overseas Inc. and Golden Beer Corporation dated May 3, 2004 and May 17, 2004, respectively, each in respect of the transfer of the Comegua Shares by the Seller to the Purchaser and the pledge of the Comegua Shares to the creditors of the Company (collectively, the “Consent Letters”), (h) the stock certificates representing the Comegua Shares, (i) the pacto social y reformas of Comegua, (j) the shareholder agreement of Comegua (the “Comegua Shareholder Agreement”) and (k) the form of Stock Pledge Agreement attached as an exhibit to the Master Collateral Agreement (the “Comegua Stock Pledge Agreement”).

The Purchase Agreement, the Indenture, the Notes, the Master Collateral Agreement, the Comegua Share Purchase Agreement and the Comegua Stock Pledge Agreement are collectively referred to as the "Transaction Documents".

In rendering the opinions contained herein, we have assumed: (a) that each of the parties to the Transaction Documents is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, and has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents, (b) that each of the parties to the Transaction Documents has duly authorized the Transaction Documents to which it is a party, (c) that each of the parties to the Transaction Documents has duly executed and delivered the Transaction Documents to which it is a party under the laws of each jurisdiction to which any of the parties thereto may be subject (other than Panama), (d) that each of the parties to the Transaction Documents has the legal power to act in the capacity or capacities in which it is to act thereunder, (e) that each of the Transaction Documents constitutes a legal, valid and binding obligation of each of its respective parties and is enforceable under the laws of each jurisdiction to which any of the parties thereto may be subject (other than Panama), (f) that the Comegua Stock Pledge Agreement will be executed and delivered substantially in the form attached as an exhibit to the Master Collateral Agreement, (g) the performance of, and compliance with, the covenants contained in the Transaction Documents by each of the parties thereto, (h) the authenticity of all documents submitted to us as originals, (i) the conformity to the original documents of all documents submitted to us as copies and (j) the genuineness of all signatures on all documents submitted to us. We have also relied, with respect to certain factual matters, on the representations and warranties contained in the Transaction Documents and certificates of the Company and its subsidiaries.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of opinion as follows:

1.  Comegua is duly incorporated, validly existing and in good standing under the laws of Panama, and has full corporate power and authority to own, lease and operate its properties and conduct its businesses as described in the Offering Memorandum.

2.  The Purchaser is the record owner of the Comegua Shares, which represent 49.7% of the capital stock of Comegua.

3.  It will not be necessary or advisable under the law of Panama that any document be filed, registered or recorded in any public office or elsewhere in Panama in order to ensure the validity, effectiveness, enforceability or admissibility into evidence of the Comegua Stock Pledge Agreement when executed and the Master Collateral Agreement.

4.  No further steps beyond those required by the terms of the Comegua Stock Pledge Agreement will be required to be taken to ensure the validity, effectiveness, perfection and priority of the security interest granted pursuant to the Comegua Stock Pledge Agreement under the law of Panama.

5.  The Comegua Shares have been duly and validly authorized and issued and are fully paid and nonassessable.

6.  None of the execution and delivery of the Transaction Documents, the sale of the Comegua Shares by the Seller to the Purchaser, the pledge of the Comegua Shares pursuant to the Master Collateral Agreement and the Comegua Stock Pledge Agreement, the consummation of any other of the transactions contemplated by the Transaction Documents or the performance of the terms of the Transaction Documents will conflict with, result in a breach or violation of, or the imposition of any lien, charge or encumbrance upon any property or asset of Comegua pursuant to, or constitute a default under, (i) the pacto social or comparable constituting documents of Comegua, (ii) the terms of any indenture or other agreement, obligation, condition, covenant or instrument to which Comegua is a party or bound or to which its property is subject or (iii) any statute, law, rule or regulation of Panama, or to my knowledge, any order or decree of any Panamanian court, regulatory body, administrative agency, governmental body, arbitrator, instrumentality or other authority having jurisdiction over Comegua or any of its respective property.

7.  No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any Panamanian court or governmental authority or regulatory body is required for the execution, delivery and performance of the Transaction Documents or the consummation of the transactions contemplated therein.

8.  No tax, deduction or withholding will be imposed by any national, regional or local government of Panama or any subdivision or agent thereof or therein on or by virtue of the execution or delivery of any of the Transaction Documents or the delivery of the Comegua Shares to the Collateral and Intercreditor Agent under (and as defined in) the Comegua Stock Pledge Agreement when executed, or the delivery of the Comegua Shares or any exercise of rights under the Comegua Stock Pledge Agreement when executed.

9.  The choice of New York law as the governing law of the Master Collateral Agreement is a valid choice of law and will be recognized and given effect to by the courts of Panama.

10.  A final and conclusive judgment obtained in the state or federal courts in New York, New York and any appellate court or body thereto against the Purchaser, arising out of or in relation to the Transaction Documents, would be enforceable against the Purchaser in Panama with respect to the Comegua Shares.

We are admitted to practice in the Republic of Panama, and we express no opinion as to matters governed by any laws other than the laws of Panama. In particular, we do not purport to pass on any matter governed by the laws of Mexico or of the State of New York.

We are furnishing this opinion to you, as Initial Purchaser of the Notes, solely for your benefit. This opinion may not be relied upon by any other person (including by any person that acquires the Notes from the Initial Purchaser) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Respectfully submitted,

DE OBALDIA & GARCIA DE PAREDES

Exhibit H-1

July __, 2004

Citigroup Capital Markets, Inc.
388 Greenwich Street
New York, New York 10013

Re:	Vitro Packaging, Inc.
VENA ACQUISITION CORP.

Ladies and Gentlemen:

We have acted as special Delaware counsel for Vitro Packaging, Inc. (formerly known as FOMEXPORT USA, INC.), a Delaware corporation ("Vitro Packaging"), and VENA ACQUISITION CORP., a Delaware corporation ("VENA" and, together with Vitro Packaging, the "Companies") in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

i.
The Certificate of Incorporation of Vitro Packaging, dated December 14, 1979, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 17, 1979, as amended by the Certificate of Amendment of Certificate of Incorporation, dated June 11, 1986, as filed with the Secretary of State on July 1, 1986, and as further amended by the Certificate of Amendment of Certificate of Incorporation, dated August 29, 1986, as filed with the Secretary of State on October 24, 1986 (as so amended, the "Vitro Packaging Certificate");

ii.	The bylaws of Vitro Packaging, as amended through the date hereof (the "Vitro Packaging Bylaws");

iii.	The Certificate of Incorporation of VENA, dated April 7, 2004 (the "VENA Certificate"), as filed with the Secretary of State on April 13, 2004;

iv.	The bylaws of VENA, as amended through the dated hereof (the "VENA Bylaws");

v.	The Agreement and Plan of Merger, dated as of May 17, 2004 (the "Merger Agreement"), between VENA and Vitro Packaging;

vi.
A certificate of an officer of Vitro Packaging, dated ________ __, 2004 hereof, as to certain matters (attaching resolutions of the Board of Directors of Vitro Packaging and the sole stockholder of Vitro Packaging and a certificate of the Secretary of Vitro Packaging relating to the authorization and adoption of the Merger Agreement);

vii.
A certificate of an officer of VENA, dated as of the date hereof, as to certain matters (attaching resolutions of the Board of Directors of VENA and the sole stockholder of VENA and a certificate of the Secretary of VENA relating to the authorization and adoption of the Merger Agreement);

viii.	The Certificate of Merger of Vitro Packaging with and into VENA, dated as of May 17, 2004 (the "Certificate of Merger"), filed with the Secretary of State on ________ __, 2004; and

ix.	A Good Standing Certificate for each of Vitro Packaging and VENA, dated July __, 2004 and July __, 2004, respectively, obtained from the Secretary of State.

The Vitro Packaging Certificate and the VENA Certificate are hereinafter referred to jointly as the "Certificates." The Vitro Packaging Bylaws and the VENA Bylaws are hereinafter referred to jointly as the "Bylaws." Initially capitalized terms used herein and not otherwise defined are used as defined in the Merger Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (i) through (ix) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (i) through (ix) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as orig-inals are authentic, and (iii) all documents submitted to us as copies conform to the original copies of those docu-ments.

For purposes of this opinion, we have assumed (i) that prior to the effectiveness of the Merger, the Vitro Packaging Certificate was not amended and that no such amendment was pending or proposed (ii) that the VENA Certificate has not been amended and that no such amendment is pending or has been proposed, (ii) that except for the Merger, there are no proceedings pending or contemplated for (A) the merger, consolidation, conversion, dissolution, liquidation or termination of VENA, or (B) the transfer to or domestication in any other jurisdiction of VENA, (iii) except to the extent set forth in paragraphs 1 and 2 below, the due organization, due formation or due creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, formation or creation, (iv) the legal capacity of natural persons who are signatories to the documents examined by us, (v) except to the extent set forth in paragraphs 3 and 7 below, that each of the parties to the docu-ments examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) except to the extent set forth in paragraphs 4 and 8 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vii) that Section 203 of the General Corporation Law of the State of Delaware (the "General Corporation Law") is not applicable to either of the Companies pursuant to subsection (b)(4) thereof, (viii) that the due authorization, execution and delivery of the Merger Agreement by each of the parties thereto did not, and the consummation of the transactions contemplated thereby will not, violate or conflict with any provision of any judgment, order, writ, injunction or decree of any court or governmental authority, or violate or result in a breach of or constitute a default or require any consent (other than such consents as have been duly obtained) under, any provision of any other agreement, contract, instrument or obligation to which any such party is a party or by which any such party or any of such party's properties is bound, (ix) that the Merger Agreement has not been terminated in accordance with the terms thereof, and (x) that the Certificate of Merger has been duly executed and duly filed with the Secretary of State by VENA in accordance with the General Corporation Law along with the payment of all applicable taxes, fees and other charges in connection therewith. We have not participated in the preparation of any offering material relating to either of the Companies and assume no responsibility for the contents of any such material.

This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other state or jurisdiction, including federal laws (including federal securities and bankruptcy laws) and rules and regulations relating thereto, or the rules or regulations of the stock exchanges or any other regulatory body. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.	Immediately prior to the effectiveness of the Merger, Vitro Packaging was duly incorporated, validly existing and in good standing as a corporation under the General Corporation Law.

2.	VENA is duly incorporated, validly existing and in good standing as a corporation under the General Corporation Law.

3.
Immediately prior to the effectiveness of the Merger, Vitro Packaging had all necessary power and authority under the Vitro Packaging Certificate, the Vitro Packaging Bylaws and the General Corporation Law to execute and deliver, and to perform its obligations under, the Merger Agreement.

4.
Immediately prior to the effectiveness of the Merger, the execution and delivery of the Merger Agreement by Vitro Packaging, and the performance by Vitro Packaging of its obligations thereunder, was duly authorized by all necessary corporate action on the part of Vitro Packaging under the Vitro Packaging Certificate, the Vitro Packaging Bylaws and the General Corporation Law.

5.
Immediately prior to the effectiveness of the Merger, the execution and delivery by Vitro Packaging of the Merger Agreement, and the performance by Vitro Packaging of its obligations thereunder, (i) did not violate the Vitro Packaging Certificate, the Vitro Packaging Bylaws or the General Corporation Law and (ii) subject to the qualifications set forth in paragraph D below, did not violate any pending judgment, order or decree binding on Vitro Packaging.

6.
Subject to the qualifications set forth in paragraph D below, immediately prior to the effectiveness of the Merger, there was no action, suit or proceeding to which Vitro Packaging was a party pending before any court located in the State of Delaware having jurisdiction over Vitro Packaging.

7.
VENA has all necessary power and authority under the VENA Certificate, the VENA Bylaws and the General Corporation Law to execute and deliver, and to perform its obligations under, the Merger Agreement.

8.
The execution and delivery of the Merger Agreement by VENA, and the performance by VENA of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of VENA under the VENA Certificate, the VENA Bylaws and the General Corporation Law.

9.
The execution and delivery by VENA of the Merger Agreement, and the performance by VENA of its obligations thereunder, (i) do not violate the VENA Certificate, the VENA Bylaws or the General Corporation Law and (ii) subject to the qualifications set forth in paragraph D below, do not violate any pending judgment, order or decree binding on VENA.

10.
Immediately prior to the effectiveness of the Merger, the Merger Agreement constituted a legal, valid, binding and enforceable obligation of Vitro Packaging and was enforceable against Vitro Packaging in accordance with its terms.

11.	The Merger Agreement constitutes a legal, valid, binding and enforceable obligation of VENA and is enforceable against VENA in accordance with its terms.

12.	The Merger has become effective under the General Corporation Law.

13.
Subject to the qualifications set forth in paragraph D below, there is no action, suit or proceeding to which VENA is a party pending before any court located in the State of Delaware having jurisdiction over VENA.

14.
(A) No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by Vitro solely as a result of the execution and delivery by Vitro Packaging of the Merger Agreement, and the performance by Vitro Packaging of its obligations thereunder, (B) no notice to, or filing with, any Delaware court or any Delaware governmental or administrative body is required to be made by Vitro Packaging solely as a result of the execution and delivery by Vitro Packaging of the Merger Agreement, and the performance by Vitro Packaging of its obligations thereunder, and (C) no other action is required to be taken by Vitro Packaging solely as a result of the execution and delivery by Vitro Packaging of the Merger Agreement, and the performance by Vitro Packaging of its obligations thereunder, except for the due filing of the Certificate of Merger with the Secretary of State and the payment of all applicable taxes, fees and other charges in connection therewith.

15.
(A) No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by VENA solely as a result of the execution and delivery by VENA of the Merger Agreement, and the performance by Vitro Packaging of its obligations thereunder, (B) no notice to, or filing with, any Delaware court or any Delaware governmental or administrative body is required to be made by VENA solely as a result of the execution and delivery by VENA of the Merger Agreement, and the performance by VENA of its obligations thereunder, and (C) no other action is required to be taken by VENA solely as a result of the execution and delivery by VENA of the Merger Agreement, and the performance by VENA of its obligations thereunder, except for the due filing of the Certificate of Merger with the Secretary of State and the payment of all applicable taxes, fees and other charges in connection therewith.

The opinions expressed above are subject to the following additional assumptions, qualifications, limitations and exceptions:

A.
We express no opinion (i) with respect to the enforceability of any provision of the Merger Agreement which purports to obligate the parties thereto to cause other persons or entities to act in a certain way insofar as such provision relates to the actions of such other persons or entities, (ii) with respect to the enforceability of the provisions of the Merger Agreement to the extent that such provisions purport to bind parties not signatory thereto or who have otherwise not agreed or consented to be bound thereby, and (iii) with respect to Section 4.2 of the Merger Agreement, the last sentence of Article III of the Merger Agreement (to the extent that such provision is inconsistent with Section 259 of the General Corporation Law), Article IX of the Merger Agreement and Section 10.2 of the Merger Agreement (to the extent that such provision provides that the invalidity, illegality or unenforceability of any provision of the Merger Agreement shall not affect any provision of the Merger Agreement).

B.
The opinions expressed above are subject to the effect of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the effect of applicable public policy with respect to provisions relating to indemnification, exculpation or contribution, (iv) the discretion of the court before which any proceeding in respect of the Merger Agreement or the transactions contemplated thereby may be brought, and (v) applicable law relating to fiduciary duties.

C.
Our opinions as expressed herein do not encompass any agreement, schedule, exhibit or document attached or referred to in or incorporated by reference in the Merger Agreement other than the Certificates, the Bylaws and the Certificate of Merger.

D.
Our opinions as expressed in paragraphs 5, 6, 9 and 13 above are based solely upon our search of the records of the Superior Court in and for New Castle County, Delaware, the Chancery Court in and for New Castle County, Delaware, the United States Bankruptcy Court for the District of Delaware, and the United States District Court for the District of Delaware, and accordingly are limited solely to judgments, orders and decrees entered by, and actions, suits and proceedings pending in, said courts.

The foregoing opinions are rendered solely for your benefit in connection with the matters addressed herein. The foregoing opinions may also be relied on by your successors and assigns, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect. Except as stated above, without our prior written consent, this opinion may not be relied upon by you for any other purpose or be furnished or quoted to, or be relied upon by, any other person or entity for any purpose.

Very truly yours,

Exhibit H-2

July __, 2004

Citigroup Capital Markets, Inc.
388 Greenwich Street
New York, New York 10013

Re:	Vitro Packaging, Inc.

Ladies and Gentlemen:

We have acted as special Delaware counsel for Vitro Packaging, Inc. (formerly known as VENA ACQUISITION CORP.), a Delaware corporation (the "Company"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

i.
The Certificate of Incorporation of the Company, dated April 7, 2004, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on April 13, 2004, as amended by the Certificate of Merger of Vitro Packaging, Inc. with and into VENA ACQUISITION CORP., dated as of May 17, 2004, as filed with the Secretary of State on July __, 2004 (as so amended, the "Certificate of Incorporation");

ii.	The bylaws of the Company, as amended through the date hereof (the "Bylaws");

iii.
The Collateral Agreement, dated as of June __, 2004 (the "Collateral Agreement"), between the Company and ______________, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined therein);

iv.
The Master Collateral and Intercreditor Agreement, dated as of June __, 2004 (the "Intercreditor Agreement"), among ___________, as master collateral and intercreditor agent, ____________, as indenture trustee for the Noteholders (as defined therein), Vitro Envases Norteamérica, S.A. de C.V. (the "Parent"), the Company and the other subsidiaries of the Parent listed on Schedule I attached thereto, and the other entities from time to time party thereto;

v.
The Indenture, dated as of June __, 2004 (the "Indenture"), among the Parent, as issuer, the Company and the other parties listed on the signature pages thereto, as guarantors, and The Bank of New York, as trustee;

vi.	The Deposit Account Control Agreement, dated as of June __, 2004 (the "Account Control Agreement"), among the Company, the Collateral Agent and _________;

vii.	A certificate of an officer of the Company, dated as of the date hereof, as to certain matters (attaching resolutions of the Board of Directors of the Company);

viii.
A financing statement on form UCC-1, naming the Company as debtor and the Collateral Agent as secured party, in the form attached hereto and marked as Exhibit "A" (the "Financing Statement"), to be filed with the Secretary of State (Uniform Commercial Code Section) (the "Division");

ix.	The Offering Memorandum, dated July __, 2004 (the "Offering Memorandum"), describing the offering of the Parent's __% Senior Secured Guaranteed Notes due 2011; and

x.	A Good Standing Certificate for the Company, dated July __, 2004, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Collateral Agreement. The Collateral Agreement, the Intercreditor Agreement, the Indenture and the Account Control Agreement are hereinafter referred to collectively as the "Transaction Documents."

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (i) through (x) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (i) through (x) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as orig-inals are authentic, and (iii) all documents submitted to us as copies conform to the original copies of those docu-ments.

For purposes of this opinion, we have assumed (i) that the Certificate of Incorporation has not been amended and that no such amendment is pending or has been proposed, (ii) that the Company is organized solely under the laws of the State of Delaware, (iii) that there are no proceedings pending or contemplated for (A) the merger, consolidation, conversion, dissolution, liquidation or termination of the Company, or (B) the Company's transfer to or domestication in any other jurisdiction, (iv) that the Company has not changed its name, whether by amendment of its organizational documents, by reorganization or otherwise, within the last four months, (v) except to the extent set forth in paragraph 1 below, the due organization, due formation or due creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, formation or creation, (vi) the legal capacity of natural persons who are signatories to the documents examined by us, (vii) except to the extent set forth in paragraph 2 below, that each of the parties to the docu-ments examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (viii) except to the extent set forth in paragraph 3 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (ix) that each of the documents examined by us constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms, (x) that Section 203 of the General Corporation Law of the State of Delaware (the "General Corporation Law") is not applicable to the Company pursuant to subsection (b)(4) thereof, and (xi) the Company is a direct or indirect wholly-owned subsidiary of the Parent. We have not participated in the preparation of any offering material relating to either the Company or the Parent and assume no responsibility for the contents of any such material. In addition, we assume no responsibility for the filing of the Financing Statement with the Division or any other governmental office or agency.

This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other state or jurisdiction, including federal laws (including federal securities and bankruptcy laws) and rules and regulations relating thereto, or the rules or regulations of the stock exchanges or any other regulatory body. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.  The Company is duly incorporated, validly existing and in good standing as a corporation under the General Corporation Law and has all necessary power and authority to own, lease and operate its properties and conduct its businesses as described in the Offering Memorandum.

2.  The Company has all necessary power and authority under the Certificate of Incorporation, the Bylaws and the General Corporation Law to execute and deliver, and to perform its obligations under, each of the Transaction Documents.

3.  The execution and delivery of the Transaction Documents by the Company, and the performance by the Company of its obligations thereunder, have been duly authorized by all necessary corporate action of the part of the Company under the Certificate of Incorporation, the Bylaws and the General Corporation Law.

4.  The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, do not violate the Certificate of Incorporation, the Bylaws or the General Corporation Law, and (ii) subject to the qualifications set forth in paragraph H below, do not violate any pending judgment, order or decree binding on the Company.

5.  (A) No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by the Company solely as a result of the execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, (B) no notice to, or filing with, any Delaware court or any Delaware governmental or administrative body is required to be made by the Company solely as a result of the execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, and (C) no other action is required to be taken by the Company solely as a result of the execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, except for the filing of financing statements and continuation statements with the Division.

6.  Subject to the qualifications set forth in paragraph H below, there is no action, suit or proceeding to which the Company is a party pending before any court located in the State of Delaware having jurisdiction over the Company.

7.      Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the "Delaware UCC") is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statement with the Division, the Collateral Agent will have a perfected security interest in the Company's rights in that portion of the Collateral described in the Financing Statement that may be perfected by the filing of a UCC financing statement with the Division (the "Filing Collateral") and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

The opinions expressed above are subject to the following additional assumptions, qualifications, limitations and exceptions:

A.
We have assumed that (i) the Company has sufficient rights in the Collateral and has received sufficient value and consideration in connection with the security interests granted under the Security Agreement for the security interests of the Collateral Agent to attach, and we express no opinion as to the nature or extent of the Company's rights in, or title to, any portion of the Collateral, and (ii) each of the Security Agreement and the Financing Statement reasonably identifies the Collateral. Accordingly, we have assumed that the security interests in the Collateral and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof have been duly created and have attached. In addition, we have assumed (i) that the Company has no interests in real property located in the State of Delaware, and (ii) that none of the Filing Collateral consists of as-extracted collateral located in the State of Delaware or timber to be cut located in the State of Delaware or fixtures located in the State of Delaware or goods that are or are to become fixtures located in the State of Delaware.

B.
The opinion set forth in paragraph 7 above is limited to Article 9 of the Delaware UCC, and therefore such opinion does not address (i) laws of jurisdictions other than the State of Delaware, and of the State of Delaware except for Article 9 of the Delaware UCC, (ii) collateral of a type not subject to Article 9 of the Delaware UCC, and (iii) what law governs perfection of the security interests granted in the collateral covered by this opinion.

C.
We note that further filings under the Delaware UCC may be necessary to preserve and maintain (to the extent established and perfected by the filing of the Financing Statement as described herein) the perfection of the security interests of the Collateral Agent in the Filing Collateral, including, without limitation, the following:

i.	appropriate continuation filings to be made within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of the Financing Statement;

ii.	filings required with respect to proceeds of collateral under Section 9-315(d) of the Delaware UCC;

iii.	filings required within four months of the change of name, identity or structure made by or with respect to the Company, to the extent set forth in Sections 9-507 and 9-508 of the Delaware UCC;

iv.	filings required within four months of a change by the Company of its location to another jurisdiction, to the extent set forth in Sections 9-301 and 9-316 of the Delaware UCC; and

v.
filings required within one year after the transfer of collateral to a person or entity that becomes a debtor and is located in another jurisdiction, to the extent set forth in Section 9-316 of the Delaware UCC.

D.
We do not express any opinion as to the perfection of any security interest in any portion of the Collateral that cannot be perfected by filing of a financing statement with the Division. In addition, no opinion is expressed herein concerning (i) any collateral other than the Filing Collateral and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof, (ii) any portion of the Filing Collateral that constitutes a "commercial tort claim" (as defined in Section 9-102(a)(13) of the Delaware UCC), or (iii) any consumer transaction. Further, any opinion as to the perfection of any security interest in proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) of the Filing Collateral is qualified to the extent set forth in Section 9-315 of the Delaware UCC.

E.	We express no opinion as to the priority of any security interest.

F.
We call to your attention that under the Delaware UCC, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to the debtor or another person and voluntarily subordinating a security interest) may affect the validity, perfection or priority of a security interest.

G.
The opinions expressed in paragraphs 4 and 7 above are subject to the effect of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy with respect to provisions relating to indemnification, exculpation or contribution.

H.
Our opinions as expressed in paragraphs 4 and 6 above are based solely upon our search of the records of the Superior Court in and for New Castle County, Delaware, the Chancery Court in and for New Castle County, Delaware, the United States Bankruptcy Court for the District of Delaware, and the United States District Court for the District of Delaware, and accordingly are limited solely to judgments, orders and decrees entered by, and actions, suits and proceedings pending in, said courts.

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Transaction Documents. In connection with the foregoing, we hereby consent to your and your successors’ and assigns’ relying as to matters of Delaware law upon this opinion. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

Exhibit I

Citigroup Global Capital Markets Inc.
As Representatives of the Initial Purchasers
388 Greenwich Street
New York, New York 10013

Vitro Envases Norteamérica, S.A. de C.V.,

$/●/ Aggregate Principal Amount of

/●/% Senior Secured Guaranteed Notes due /●/

Ladies and Gentlemen:

We have acted as special Swiss counsel for Vitro Envases Norteamérica, S.A. de C.V., a Mexican corporation (sociedad anónima de capital variable) (the “Company”), in connection with (i) the sale by Vitrosa Holding A.G., a Swiss stock company (the “Seller”) of 2,376 class “AA shares” (the “Comegua Shares”) of Empresas Comegua S.A. (“Comegua”) to Centro de Tecnología Vidriera LTD., a Swiss stock company (the “Purchaser”) pursuant to the Share Purchase Agreement dated as of May 31, 2004 between the Purchaser and the Seller (the “Comegua Share Purchase Agreement”), and (ii) the purchase by Citigroup Global Capital Markets Inc. (the "Initial Purchaser") pursuant to the Purchase Agreement dated as of /●/, 2004 (the "Purchase Agreement"), between the Company and the Initial Purchaser, from the Company of $/●/ aggregate principal amount of the Company's /●/% Senior Secured Guaranteed Notes due 20[ ](the "Notes"). This opinion is being delivered to you pursuant to Section 6(i) of the Purchase Agreement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Offering Memorandum dated /●/, 2004 (the “Offering Memorandum”), relating to the Notes, (b) the Purchase Agreement, (c) the Indenture dated as of /●/, 2004 (the “Indenture”), among the Company, the Guarantors (as defined therein) and, The Bank of New York, as trustee (the “Trustee”), (d) the Master Collateral and Intercreditor Agreement dated as of /●/, 2004 (the

“Master Collateral and Intercreditor Agreement”) among the Company, the Grantors (as defined therein), HSBC Bank USA, National Association, as collateral and intercreditor agent (the “Collateral and Intercreditor Agent”), the Trustee and such other Secured Parties (as defined therein) as shall, from time to time, become party thereto, (e) the form of Stock Pledge Agreement attached as an exhibit to the Master Collateral and Intercreditor Agreement (the “Comegua Stock Pledge Agreement”), (f) the Comegua Share Purchase Agreement, (g) the loan agreement, dated as of /July 8/, 2004 (the “Loan Agreement”) between the Seller, as lender, and the Purchaser, as borrower, and (h) the articles of incorporation and excerpts of commercial register ("Swiss Charter Documents") of Purchaser and Seller.

The Purchase Agreement, the Indenture, the Notes, the Master Collateral and Intercreditor Agreement and the Comegua Stock Pledge Agreement are collectively referred to as the “Transaction Documents.” Capitalized terms used but not defined herein have the meanings given to such terms in the Indenture.

In rendering the opinions contained herein, we have assumed: (a) that each of the parties to the Transaction Documents (other than the Purchaser) is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, and has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents, (b) that each of the parties to the Transaction Documents (other than the Purchaser) has duly authorized the Transaction Documents to which it is a party, (c) that each of the parties to the Transaction Documents (other than the Purchaser) has duly executed and delivered the Transaction Documents to which it is a party under the laws of each jurisdiction to which any of such parties may be subject, (d) that each of the parties to the Transaction Documents (other than the Purchaser) has the legal power to act in the capacity or capacities in which it is to act thereunder, (e) that the Comegua Stock Pledge Agreement will be executed and delivered substantially in the form attached as an exhibit to the Master Collateral and Intercreditor Agreement, (f) that each of the Transaction Documents constitutes a legal, valid and binding obligation of each of its respective parties (other than the Purchaser) and is enforceable under the laws of each jurisdiction to which any of the parties thereto may be subject (other than the law of Switzerland), (g) the performance of, and compliance with, the covenants contained in the Transaction Documents by each of the parties thereto, (h) the authenticity of all documents submitted to us as originals, (i) the conformity to the original documents of all documents submitted to us as copies and (j) the genuineness of all signatures on all documents submitted to us. We have also relied, with respect to certain factual matters, on the representations and warranties contained in the Transaction Documents and certificates of the Company and its Subsidiaries.

We express no opinion as to any law other than the law of Switzerland and we have assumed that there is nothing in any other law that affects our opinion, which is delivered based upon Swiss law applicable on the date hereof. In particular, we have made no independent investigation of the law of (i) the State of New York and/or (ii) the United States of America and/or (iii) any state or other political subdivision thereof or therein and (iv) Panama and/or Mexico and/or (v) any state or other political subdivision thereof or therein, as a basis for the opinion stated herein and do not express or imply any opinion on or based on any law other than Swiss law and we do not purport to pass on any matter governed by the laws of Mexico, Panama or the State of New York.

This opinion is limited to Swiss law as applied by Swiss court at the date hereof and is given on the basis that it will be governed and construed in accordance with Swiss law. By accepting this opinion you agree, without prejudice to the provisions of the Transaction Documents applying to the parties thereto, that Zurich, Switzerland shall be the exclusive place of jurisdiction for any dispute solely arising out of or relating solely to this opinion or its interpretation (it being understood that the exclusive place of jurisdiction for any and all claims by any party to the Transaction Documents against Meyer Lustenberger or any of its partners or employees relating to the Transaction Documents and/or this Opinion shall be Zurich).

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Each of the Purchaser and the Seller is duly incorporated, validly existing and in good standing under the laws of Switzerland.

2. Each of the Purchaser and the Seller has full corporate power and authority to enter into and perform its obligations under the Comegua Share Purchase Agreement and the Loan Agreement, and the Purchaser has full corporate power and authority to enter into and perform its obligations under the Master Collateral and Intercreditor Agreement and will have full power and authority to enter and perform its obligations under the Comegua Stock Pledge Agreement when executed.

3. Each of the Comegua Share Purchase Agreement and the Loan Agreement has been duly authorized, executed and delivered by the Seller, and each of the Comegua Share Purchase Agreement and the Loan Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

4. Each of the Comegua Share Purchase Agreement, the Loan Agreement and the Master Collateral and Intercreditor Agreement has been duly authorized, executed and delivered by the Purchaser, and each of the Comegua Share Purchase Agreement, the Loan Agreement and the Master Collateral and Intercreditor Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

5. It will not be necessary or advisable under the law of Switzerland that any document be filed, registered or recorded in any public office or elsewhere in Switzerland in order to ensure the validity, effectiveness, enforceability or admissibility into evidence of the Comegua Share Purchase Agreement or any of the Transaction Documents to which the Purchaser is a party.

6.  None of the execution and delivery of the Comegua Share Purchase Agreement, the Loan Agreement, the Master Collateral and Intercreditor Agreement and the Comegua Stock Pledge Agreement by the Purchaser, the consummation of any of the transactions contemplated thereby or the performance of the terms thereof will conflict with, result in a breach or violation of, or the imposition of any lien, charge or encumbrance upon any property or asset of the Seller or the Purchaser pursuant to, or constitute a default under, (i) the Swiss Charter Documents of the Purchaser, (ii) the terms of any indenture or other agreement, obligation, condition, covenant or instrument to which the Seller or the Purchaser is a party or bound or to which its property is subject or (iii) any statute, law, rule or regulation of Switzerland, or, to our knowledge, any order or decree of any Swiss court, regulatory body, administrative agency, governmental body, arbitrator, instrumentality or other authority having jurisdiction over the Purchaser or the Seller or any of their respective properties.

7. All of the outstanding capital stock of the Purchaser is owned of record by the Company. To the best of our knowledge, such capital stock is owned free and clear of any Liens.

8. The Seller has validly and irrevocably transferred to the Purchaser pursuant to the Comegua Share Purchase Agreement all of its right, title and interest in the Comegua Shares, without recourse, and the Purchaser owns 100% of the Comegua Shares, free and clear of any Liens. Any subsequent transfer of the Comegua Shares is subject to the right of first refusal of the other Comegua shareholders as such right is described in the by-laws of Comegua.

9. No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any Swiss court or governmental authority or regulatory body is required for the execution, delivery and performance of the Master Collateral and Intercreditor Agreement, the Comegua Stock Pledge Agreement and the Comegua Share Purchase Agreement or the consummation of the transactions contemplated therein.

10. No tax, deduction or withholding will be imposed by any national, regional or local government of Switzerland or any subdivision or agent thereof or therein on or by virtue of the execution or delivery of any Master Collateral and Intercreditor Agreement or the delivery of the Comegua Shares to the Collateral and Intercreditor Agent under (and as defined in) the Comegua Stock Pledge Agreement when executed, or the delivery of the Comegua Shares or any exercise of rights under the Comegua Stock Pledge Agreement when executed.

11. The choice of New York law as the governing law of the Master Collateral Agreement is a valid choice of law and will be recognized and given effect to by the courts of Switzerland.

12. The irrevocable submission by the Purchaser to the state and federal courts located in New York, New York is a valid submission to the jurisdiction of such courts and the appointment of the agent for service of process and the designation and method of service of process in the Master Collateral and Intercreditor Agreement are valid and effective under the law of Switzerland will be recognized by the courts of Switzerland.

13. A final and conclusive judgment obtained in the state or federal courts in New York, New York and any appellate court or body thereto against the Purchaser, arising out of or in relation to the Transaction Documents, would be enforceable against the Purchaser in Switzerland.

The above opinion is subject to the following qualifications:

a.	This opinion relates to the laws of Switzerland in effect on the date hereof. Such laws are subject to change.

b.
Enforceability of each of the Comegua Share Purchase Agreement, the Loan Agreement and the Master Collateral and Intercreditor Agreement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, and similar laws affecting the enforcement of creditors' rights generally, including Swiss law principles on good faith (Treu und Glauben; Art. 2 para. 1 of the Swiss Civil Code) or Swiss law principles on the abuse of rights (Rechtsmissbrauch; Art. 2 para. 2 of the Swiss Civil Code).

c.
Where we refer to enforceability, we only express an opinion as to enforceability under the rules of procedure applicable in Switzerland. Enforcement before the courts of Switzerland will in any event be subject to:

(i)
the nature of the remedies available in the Swiss courts (and nothing in this opinion must be taken as indicating that specific performance or injunctive relief would be available as remedies for the enforcement of such obligations); and

(ii)	the acceptance of such courts of jurisdiction and the power of such courts to stay proceedings if concurrent proceedings are being brought elsewhere.

d.
The enforceability in Switzerland of a foreign judgment rendered against the Swiss Parties is subject to the limitations set forth in (x) the Lugano Convention on Jurisdiction and Enforcement of Judgments in Civil and Commercial Matters of September 16, 1988 (y) such other international treaties under which Switzerland is bound, and (z) the Swiss Federal Act on Private International Law (Bundesgesetz über das Internationale Privatrecht). In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

(i) the foreign court had jurisdiction (in case of (y) and (z));

(ii) the judgment of such foreign court has become final and non-appealable;

(iii)	the judgment of such foreign court on its merits does not violate Swiss law principles of public policy (ordre public); and

(iv)	the court procedures leading to the judgment followed the principles of due process of law.

This four-factor test may limit the enforceability in Switzerland. In addition, enforceability of a judgment by a non-Swiss court in Switzerland may be limited if the Swiss parties were not effectively served with process; if, however, the process described in Art. 11.9 of the Master Collateral and Intercreditor Agreement is followed and the Process Agent at the time of proceedings is the appointed process agent of the Purchaser, the Purchaser is considered to be effectively served.

e.  Claims may become barred under statutes of limitation or prescription, or may be or become subject to available defences such as set-off, counterclaim, force majeure, material error, duress or fraud. Further limitations may apply with respect to the indemnification and contribution undertakings of the Swiss

Parties if a court considers an act of the indemnified person as willful or grossly negligent.

f.
A judgment given by a Swiss court in respect of proceedings instituted before it based on a claim for currencies other than Swiss Francs may be expressed in such currency, if so requested. Enforcement of any court judgment under Swiss debt enforcement and bankruptcy proceedings, however, may only be made in Swiss Francs and the foreign currency amount must accordingly be converted into Swiss Francs at the rate obtained on (y) the date of instituting the enforcement proceedings or (z) the date of the filing for the continuation of the bankruptcy procedure (Fortsetzungsbegehren). For enforcement proceedings in Switzerland, a foreign judgment expressed in a currency other than Swiss Francs will have to be converted into Swiss Francs.

g.
We express no opinion as to any commercial, accounting, calculating, auditing or other non-legal matter. We express no opinion as to tax matters and, in particular, we express no opinion as to any tax gross-up or other gross-up provisions contained in the Transaction Documents.

h.
While a Swiss court will determine the content of non-Swiss law governing an agreement ex officio, the parties to such agreement may be requested to assist the court in doing so. In case of pecuniary claims the burden of proof may be imposed upon the parties. If the content of the governing foreign law cannot be determined, the Swiss courts will apply Swiss law to the matter in action.

i.
Under Swiss law, the choice of the laws of the State of New York as the gover-ning law of the Transaction Documents is valid and binding as to the parties of the Transaction Documents, if, under the laws of the State of New York, such choice of law is valid. Further, under Swiss law the choice of law with regard to the Collateral and Intercreditor Agent's security interest rights created in the Master Collateral and Intercreditor Agreement and the security documents referred to therein and the perfection thereof cannot be invoked against third parties which are not parties to the agreements, such as other creditors of the Company. Such third parties could request the application of the law that according to the Swiss Federal Act on International Private Law of December 18, 1987 would apply disregarding the choice of law set forth in the Master Collateral and Intercreditor Agreement.

Pursuant to the Swiss Federal Act on International Private Law a court may take into consideration mandatory provisions of Swiss Law or Foreign Law if the facts have a close connection to that law and where the interests of a party which are considered legitimate and clearly prevalent under Swiss legal con-cepts require it.

j.
Pursuant to the Swiss Federal Act on International Private Law Swiss Swiss judicial or administrative authorities may grant interim relief even where they do not have jurisdiction to entertain the merits. It is uncertain whether parties to a contract can agree in advance as to the governing law of claims connected with the contract but which are deemed, by the Swiss courts, not claims on the contract, such as a claim in tort.

k.
Any provision of a guarantee or indemnity which constitutes, or purports to constitute, a restriction on the exercise of any statutory power by a guarantor may be ineffective. The enforcement of a guarantee, indemnity or other obligation of a Swiss subsidiary , such as the pledge of shares held by such subsidiary, for, or with respect to, any obligation of its shareholder or any of its affiliates is limited to the freely disposable shareholder equity of such Swiss subsidiary. Such freely disposable shareholder equity shall be determined in accordance with Swiss law and Swiss accounting principles and shall correspond to the lower amount of the Swiss subsidiary's total shareholder equity less the total of (i) its aggregate share capital and (ii) its statutory reserves (including reserves for own shares and revaluations as well as paid-in capital surplus upon the issuance of new shares) at the time of the granting of such guarantee, indemnity or other obligation and at the time of the start of the proceedings for enforcement, which amount (x) shall be determined on the basis of an audited annual or interim balance sheet of the Swiss subsidiary, (y) shall be approved by the auditors of the Swiss Subsidiary as distributable amount, and (z) shall be or has been duly approved as distribution by a duly convened meeting of the shareholders of the Swiss subsidiary.

l.
A determination, calculation or certification as to any matter provided for in the Guarantee may be held by a Swiss court not to be final, conclusive or binding if such determination, calculation or certificate could be shown to have an unreasonable, incorrect or arbitrary basis or not to have been given or made in good faith.

m.
Where a party to the Transaction Documents is vested with discretion or may determine a matter in its opinion, Swiss law may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds.

We are admitted to the Zurich bar. Accordingly, our opinion is confined to Swiss law. We have abstained from examining any issues of any other laws. We express no opinion as to matters governed by any laws other than the laws of Switzerland. In particular, we do not purport to pass on any matter governed by the laws of Mexico, Panama or of the State of New York.

We are furnishing this opinion to you, as Representative of the Initial Purchasers of the Notes, solely for your benefit. This opinion may not be relied upon by any other person (including by any person that acquires the Notes from an Initial Purchaser) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Yours sincerely